Exhibit 10.2

EXECUTION VERSION

J.P. Morgan

TERM CREDIT AGREEMENT

dated as of

June 18, 2014,

among

THE MEN’S WEARHOUSE, INC.,
as Borrower

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

J.P. MORGAN SECURITIES LLC and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Book runners and Joint Lead Arrangers

BANK OF AMERICA, N.A.,
as Syndication Agent

Page

i

ii

		Page

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	68
SECTION 9.02.	Waivers; Amendments	69
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	71
SECTION 9.04.	Successors and Assigns	72
SECTION 9.05.	Survival	75
SECTION 9.06.	Counterparts; Integration; Effectiveness	75
SECTION 9.07.	Severability	75
SECTION 9.08.	Right of Setoff	76
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	76
SECTION 9.10.	WAIVER OF JURY TRIAL	76
SECTION 9.11.	Headings	77
SECTION 9.12.	Confidentiality	77
SECTION 9.13.	Several Obligations; Nonreliance; Violation of Law	77
SECTION 9.14.	USA Patriot Act Notice	77
SECTION 9.15.	Interest Rate Limitation	77
SECTION 9.16.	Release of Liens and Guarantees	78
SECTION 9.17.	No Fiduciary Relationship	78
SECTION 9.18.	Non-Public Information	78
SECTION 9.19.	Intercreditor Agreement	79

SCHEDULE:

Schedule 2.01	—	Commitments

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Guarantee and Collateral Agreement
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	Form of Interest Election Request
Exhibit F	—	Form of Perfection Certificate
Exhibit G	—	Form of Supplemental Perfection Certificate
Exhibit H-1	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-2	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-3	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-4	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I	—	Form of Intercreditor Agreement

iii

Exhibit J	—	Form of Solvency Certificate
Exhibit K	—	Form of Junior Lien Intercreditor Agreement
Exhibit L	—	Form of Pari Passu Lien Intercreditor Agreement

TERM CREDIT AGREEMENT dated as of June 18, 2014, among THE MEN’S WEARHOUSE, INC., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower (such term and each other capitalized term used herein having the meaning assigned to it in Article I of this Agreement), the Lenders and the Administrative Agent have agreed to enter into this Agreement to provide for, among other things, an extension of credit in the form of Tranche B Term Loans from the Lenders to the Borrower in an aggregate principal amount of up to $1,100,000,000.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Credit Agreement” means the Credit Agreement dated as of June 18, 2014, among the Borrower, certain Subsidiaries party thereto, the lenders party thereto and JPMCB, as administrative agent as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Company” means Jos. A. Bank Clothiers, Inc., a Delaware corporation.

“Acquired Company Acquisition Agreement Representations” means the representations and warranties made by the Acquired Company in the Acquisition Agreement, but only to the extent that Parent or Merger Sub has the right under the Acquisition Agreement not to consummate the Acquisition Tender Offer or the Merger as a result of such representations and warranties in the Acquisition Agreement being inaccurate.

“Acquisition” means the Acquisition Tender Offer and the Merger, collectively.

“Acquisition Agreement” means the Agreement and Plan of Merger dated as of March 11, 2014, among Parent, Merger Sub and the Acquired Company, together with the exhibits thereto and the related disclosure letter.

“Acquisition Tender Offer” means the offer to purchase for cash all the outstanding shares of common stock in the Acquired Company by Merger Sub pursuant to the Acquisition Agreement.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, notwithstanding the foregoing, in the case of the Tranche B Term Loans, the Adjusted LIBO Rate shall at no time be less than 1.00% per annum.

“Administrative Agent” means JPMCB, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Term Credit Agreement, as modified, amended or restated from time to time.

“All-in Yield” means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Administrative Agent in consultation with the Borrower taking into account the interest rate, margin, original issue discount, upfront fees and “LIBOR floors” or “base rate floors”; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness, (ii) customary arrangement, structuring, underwriting, amendment or commitment fees paid solely to the applicable arrangers or agents with respect to such Indebtedness shall be excluded and (iii) for the purpose of Section 2.17, if the “LIBOR floor” or “base rate floor” for the Incremental Term Loans exceeds 100 basis points or 200 basis points, respectively, such excess shall be equated to interest rate margins for the purpose of this definition.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m., London time, on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.  Notwithstanding the foregoing, in the case of the Tranche B Term Loans, the Alternate Base Rate shall at no time be less than 2.00% per annum.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Parent and its affiliated companies from time to time concerning or relating to bribery or corruption.

“Applicable Rate” means, for any day, (a) with respect to any Tranche B Term Loan, (i) 3.50% in the case Eurodollar Tranche B Term Loans and (ii) 2.50% in the case of ABR Tranche B Term Loans, and (b) with respect to any Incremental Term Loan or Extended Term Loans of any Series, the rate per annum specified in the Incremental Facility Agreement or Extension Agreement establishing the Incremental Term Commitments or Extended Term Loans of such Series.

“Applicable Ticking Fee Rate” means a rate per annum equal to (x) 0% until June 1, 2014, (y) 50% of the Applicable Rate for Eurodollar Tranche B Term Loans for the period from and including June 1, 2014 through and including June 30, 2014 and (z) 100% of the Applicable Rate for Eurodollar Tranche B Term Loans for the period on and after July 1, 2014.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacities as joint bookrunners and joint lead arrangers for the credit facility established hereby.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Auction” has the meaning provided in Section 9.04(e)(i).

“Auction Manager” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction Procedures pursuant to Section 9.04(e)(i); provided that the Borrower shall not designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Manager.

“Auction Procedures” means the Dutch auction procedures reasonably satisfactory to the Administrative Agent.

“Available Amount” means, as of any date of determination, an amount not less than zero, determined on a cumulative basis equal to, without duplication:

(a)                                 $25,000,000, plus

(b)                                 the Available ECF Amount at such time, plus

(c)                                  the cumulative amount of net cash proceeds received by Parent (other than from a Restricted Subsidiary) from (i) the sale of Equity Interests of Parent after the Effective Date and on or prior to such time (including upon exercise of warrants or options) and (ii) Indebtedness of Parent or any Restricted Subsidiary issued following the Effective Date that has been converted into Equity Interests of Parent (other than Disqualified Stock), plus

(d)                                 the net cash proceeds received by Parent or any Restricted Subsidiary from any distribution, dividend, return of capital, repayment of loans or upon the disposition of any Investment, in each case to the extent received in respect of an Investment made in reliance on pursuant to Section 8.04(f) and the fair market value of the Investments by Parent and its Restricted Subsidiaries made in any Unrestricted Subsidiary pursuant to Section 8.04(f) at the time it is redesignated as or merged into a Restricted Subsidiary in reliance on the Available Amount, plus

(e)                                  Declined Proceeds, minus

(f)                                   any amount of the Available Amount used to make Investments pursuant to Section 6.04(f) after the Effective Date and prior to such time, minus

(g)                                  any amount of the Available Amount used to make Restricted Payments pursuant to Section 6.08(a)(vi) after the Effective Date and prior to such time, minus

(h)                                 any amount of the Available Amount used to make payments in respect of Indebtedness pursuant to Section 6.08(b)(vi) after the Effective Date and prior to such time, in each case as of such date of determination.

“Available ECF Amount” means, on any date, an amount determined on a cumulative basis equal to Excess Cash Flow for each year, commencing with the fiscal year ending January 30, 2016 and ending with the fiscal year of Parent most recently ended prior to the date of determination for which financial statements and a Compliance Certificate have been delivered pursuant to Section 5.01(c) to the extent not applied or required to be applied to prepay Term Loans pursuant to Section 2.09 (without regard to any credit against such obligation).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means The Men’s Wearhouse, Inc., a Texas corporation, and its successors.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a)                                 marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, or the UK government, or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, or the UK government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(b)                                 marketable direct obligations issued by any state of the United States of America or any province of Canada, or any political subdivision of any such state or province or any public instrumentality thereof, in each case maturing within two years after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent);

(c)                                  commercial paper maturing no more than nine months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Administrative Agent);

(d)                                 certificates of deposit or bankers acceptances denominated in US Dollars, Canadian Dollars, Sterling or Euro and maturing within ninety (90) days after the date of acquisition thereof issued by any Lender or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia, or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(e)                                  repurchase agreements of the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia, or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(f)                                   overnight investments with the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia, or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(g)                                  other readily marketable instruments issued or sold by the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia, or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof); and

(h)                                 funds invested in brokerage accounts with nationally recognized brokerage houses or money market accounts, in each case for less than thirty (30) days.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

“Change in Control” means (a) any transaction (including a merger or consolidation) the result of which is that any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent (50%) of the total voting power of all classes of the voting stock of Parent or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (b) the sale, lease or transfer of all or substantially all of Parent’s assets (whether Equity Interest in its Subsidiaries, the assets of its Subsidiaries, or some combination thereof) to any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), except to Parent or one or more of its Restricted Subsidiaries, or (c) at any time after a Permitted Borrower Reorganization, Parent shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.15.

“Class,” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche B Term Loans or Incremental Term Loans or Extended Term Loans of any Series, (b) any Commitment, refers to whether such Commitment is a Tranche B Term Commitment or an Incremental Term Commitment of any Series and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.  Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.18 and 2.19.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Secured Obligations.

“Collateral Agreement” means the Guarantee and Collateral Agreement among Parent, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C, together with all supplements thereto.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)                                 the Administrative Agent shall have received from Parent and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with such documents and opinions with respect to such Designated Subsidiary as may reasonably be requested by the Administrative Agent;

(b)                                 all Equity Interests owned by or on behalf of any Loan Party shall have been pledged pursuant to, and to the extent required by, the Collateral Agreement and, in the case of Equity Interests entitled to vote (within the meaning of Treas.  Reg.  Section 1.956-2(c)(2)) in any CFC or CFC Holdco, the Loan Parties shall not be required to pledge more than 65% of such Equity Interests entitled to vote of any such CFC or CFC Holdco or enter into any pledge agreement governed by the laws of any jurisdiction outside the United States of America, and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such certificated Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)                                  all Indebtedness of Parent and any Subsidiary and all Indebtedness of any other Person, in each case that is owing to any Loan Party and in a principal amount of $1,000,000 or more, shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)                                 all documents and instruments, including UCC financing statements, required by the Collateral Documents or this Agreement with the priority required by the Collateral Documents shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e)                                  the Administrative Agent shall have received (within 90 days after the Effective Date with respect to Mortgaged Properties of the Loan Parties on the Effective Date after giving effect to the Acquisition) (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance, naming the Administrative Agent as the insured for the benefit of the Secured Parties, issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent insuring the Lien of each such Mortgage as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) prior to the execution and delivery of each Mortgage, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to the Mortgaged Property encumbered by such Mortgage (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower), and if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, a copy of, or a certificate as to coverage under, and a declaration page relating to, the flood insurance policies required by Section 5.08 and the applicable provisions of the Collateral Documents, each of which shall (u) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (v) identify the addresses of each property located in a special flood hazard area, (x) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto, (y) provide that the insurer will give the Administrative Agent 45 days written notice of cancellation or non-renewal and (z) shall be otherwise in form and substance satisfactory to the Administrative Agent, and (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(f)                                   the Administrative Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to (i) each Deposit Account maintained by any Loan Party and (ii) each securities account maintained by any Loan Party with any securities intermediary, in each case, other than Excluded Accounts, within the time periods required by the Collateral Agreement; and

(g)                                       each Loan Party shall have obtained all material consents and approvals required in connection with the execution and delivery of all Collateral Documents to which it is a party and the performance of its obligations thereunder.

Notwithstanding the foregoing, any Designated Subsidiary formed or acquired after the consummation of the Acquisition shall not be required to comply with the foregoing requirements prior to the time specified in Section 5.03.  The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to, particular assets of the Loan Parties, or the provision of

Guarantees by any Restricted Subsidiary, if and for so long as the Administrative Agent, in consultation with Parent, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance or flood insurance, legal opinions, appraisals, surveys or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom.  The Administrative Agent may in its sole discretion, grant extensions of time for the creation and perfection of security interests in (including delivery of promissory notes as required by clause (c) above) or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to particular assets or the provision of any Guarantee by any Designated Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Designated Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, it being acknowledged and agreed that Administrative Agent shall take the cooperation of and constraints upon third party providers into consideration when making such determination.

“Collateral Documents” means the Collateral Agreement, each Control Agreement, each Mortgage, each IP Security Agreement and each other document granting a Lien upon any assets of any Loan Party as security for payment of the Secured Obligations.

“Commitment” means a Tranche B Term Commitment, an Incremental Term Commitment of any Series or a combination thereof (as the context requires).

“Commitment Letter” means the Commitment Letter dated March 11, 2014, among JPMCB, J.P.  Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Parent.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any written notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated April 2014, relating to the credit facility provided for herein.

“Consolidated Capital Expenditures” means, for any period for Parent and its Restricted Subsidiaries, without duplication, all expenditures (whether paid in cash or other consideration and including deferred and accrued liabilities) during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period; provided that Consolidated Capital Expenditures shall not include, for purposes hereof, (a) expenditures in connection with any acquisition of a Person or line of business permitted hereunder or (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or property.

“Consolidated Current Assets” means, as at any date of determination, the consolidated current assets of Parent and its Restricted Subsidiaries that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the consolidated current liabilities of Parent and its Restricted Subsidiaries that may property be classified as current liabilities in conformity with GAAP, excluding, without duplication, the current portion of any long-term Indebtedness.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of (i) consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities) for such period (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations), (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash extraordinary charges for such period, (v) any non-cash compensation charges, including charges arising from restricted stock and stock-option grants, for such period, (vi) any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period, (vii) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, (viii) any costs, fees, losses and expenses paid in connection with, and other unusual or non-recurring charges (or losses) relating to, the Transactions, in each case, paid or incurred on or prior to the Effective Date or prior to the end of the first full fiscal quarter ending after the Effective Date, (ix) any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses (including, without limitation, restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business), provided that the aggregate amount added back pursuant to this clause (ix) may not exceed, when aggregated with the amount of any increase for such period to Consolidated EBITDA pursuant to clause (ii) of the definition of “Pro Forma Basis,” 10% (or, for any four fiscal quarter period ending prior to the end of the eighth full fiscal quarter ending after the Effective Date, 20%, so long as any such amount above 10% is attributable to the Transactions and the integration of the Acquired Company and its Subsidiaries) of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (ii) or this clause (a)(ix)) (x) costs, fees, losses, expenses, premiums or penalties incurred during such period in connection with Permitted Acquisitions (whether or not consummated), other Investments consisting of acquisitions or assets or equity constituting a business unit, line of business, division or entity (whether or not consummated) and permitted Asset Sales (whether or not consummated), other than Asset Sales effected in the ordinary course of business, (xi) any expense or charges incurred during such period in connection with any permitted issuance of debt, equity securities or any refinancing transactions, (xii) amortization of tuxedo rental products and (xiii) the excess of rent expense in respect of operating leases in accordance with GAAP for such period over cash rent expense in respect of operating leases for such period (to the extent exceeding cash rent) and minus (b) without duplication (i) to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income pursuant to clauses (a)(iv), (a)(v) or (a)(vi) above in such period or in a previous period, (ii) to the extent included in determining such Consolidated Net Income, (A) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (B) any gains for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, all determined on a consolidated basis in accordance with GAAP and (iii) the amount, if any, by which cash rent expense for such period exceeded rent expense in respect of operating leases in accordance with GAAP for such period; provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Parent or any Restricted Subsidiary, other than dispositions in the ordinary course of business.  For purposes of calculating Consolidated EBITDA for any period, if during such period Parent or any Restricted Subsidiary shall have consummated a Pro Forma Event since the first day of such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis after giving effect thereto.

“Consolidated Net Income” means, for any period, the net income or loss of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than Parent) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Parent or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted

Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary, and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by Parent to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary.

“Consolidated Working Capital” means, as of the date of determination, Consolidated Current Assets minus Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period, an amount (which may be positive or negative) equal to Consolidated Working Capital as of the beginning of such period, minus the Consolidated Working Capital as of the end of such period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Declined Proceeds” has the meaning set forth in Section 2.09(c).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” has the meaning set forth in the Collateral Agreement.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Parent or any of its Restricted Subsidiaries in connection with an asset sale that is so designated as Designated Noncash Consideration pursuant to a certificate of a Financial Officer of Parent delivered to the Administrative Agent setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Persons” means any person or entity listed on a Sanctions List.

“Designated Subsidiary” means each Subsidiary other than any Excluded Subsidiary.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Section 3.06 of the Disclosure Letter.

“Disclosure Letter” means the letter form the Borrower to the Lenders delivered on or prior to the date hereof.

“Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof), or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof).  Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Stock solely because holders of the Equity Interests have the right to require the issuer of such Equity Interests to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Parent that is organized under the laws of the United States, any state of the United States or the District of Columbia.

“ECF Percentage” means, as of the date of determination, (a) if the Senior Secured Leverage Ratio as of the last day of the applicable fiscal year of Parent is greater than 2.50:1.00, 50%, (b) if the Senior Secured Leverage Ratio as of the last day of the applicable fiscal year of Parent is less than or equal to 2.50:1.00 but greater than 2.00:1.00, 25% and (c) otherwise, 0%.

“Effective Date” means the date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 9.02).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or Parent, any Subsidiary or any other Affiliate of Parent.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the Environment, human health and safety (to the extent related to exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to:  (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, any Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived or a failure to make a required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than PBGC premiums due but not delinquent under Section 4007 of ERISA, (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (h) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan, (i) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or Section 432 of the Code, (j) a failure by any Loan Party or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability, or (k) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which any Loan Party or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise reasonably be expected to be liable.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” has the meaning set forth in Article VII.

“Excess Cash Flow” means, for any fiscal year of Parent, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year (but without giving effect to any inclusion of Consolidated EBITDA pursuant to the definition of Pro Forma Basis) and (ii) the Consolidated Working Capital Adjustment for such fiscal year (if positive) and minus (b) the sum, without duplication, of (i) the amount of any taxes payable in cash by Parent and its Restricted Subsidiaries with respect to such fiscal year, (ii) consolidated interest expense for such fiscal year payable in cash, (iii) Consolidated Capital Expenditures made in cash during such fiscal year except to the extent financed with the proceeds of Indebtedness (other than Indebtedness under the ABL Credit Agreement), (iv) permanent repayments of Indebtedness (other than repayments (x) of Loans, except for repayments of Loans under Section 2.07, (y) of revolving Indebtedness except to the extent there is an equivalent permanent reduction of commitments thereunder or (z) from the proceeds of other Indebtedness (other than Indebtedness under the ABL Credit Agreement)) made in cash by Parent or any of its Restricted Subsidiaries during such fiscal year, (v) the Consolidated Working Capital Adjustment for such fiscal year (if negative), (vi) the sum of, in each case, to the extent paid in cash and added back in the calculation of Consolidated EBITDA for such fiscal year, all fees, costs, losses, expenses, charges, proceeds or other amounts identified in clauses (a)(viii), (ix), (x), (xi), and (xiii) of the definition thereof and (vii) except to the extent funded with the proceeds of Indebtedness (other than Indebtedness under the ABL Credit Agreement), the aggregate amount of Investments pursuant to clauses (h) and (n) of Section 6.04 during such period and the aggregate amount of Restricted Payments pursuant to clauses (a)(iii), (v), (vii) and (viii) of Section 6.08 during such period.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Account” means any deposit account or securities account of a Loan Party of the type described in the definition of “Excluded Accounts” in the Collateral Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary of Parent, (b) any Foreign Subsidiary of Parent, (ii) any Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary of Parent that is a CFC and (iii) any CFC Holdco, (c) any Subsidiary that is prohibited or restricted by applicable law from providing a Guarantee of the Obligations or if such Guarantee would require governmental (including regulatory)

consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (d) any Subsidiary that is a not-for-profit organization, (e) any Unrestricted Subsidiary, (f) any Restricted Subsidiary that is an Immaterial Subsidiary (unless Parent otherwise elects), and (g) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to Parent), the cost or other consequences of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by a jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction or as a result of any other present or former connection between such Recipient and such jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Loan or Commitment (other than an assignee pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) any Taxes attributable to a Lender’s failure to comply with Section 2.15(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of January 26, 2011, by and among Parent, certain of its subsidiaries party thereto, the lenders party thereto, JPMCB, as agent for such lenders, and certain other parties thereto.

“Extended Term Loans” has the meaning set forth in the definition of “Extension Permitted Amendments.”

“Extending Lender” has the meaning set forth in Section 2.19(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Loan Parties, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.19.

“Extension Offer” has the meaning set forth in Section 2.19(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.19, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans of the applicable Extension Request Class (any such Loans with an extended Maturity Date being referred to as the “Extended Loans”) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such Extended Loans, (b) a modification of the scheduled amortization applicable to such Extended Term Loans, provided that the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity (determined at the time of such Extension Offer) of the Loans of the applicable Extension Request Class, (c) a modification of voluntary or mandatory prepayments applicable thereto (including prepayment premiums and other restrictions thereon), provided that such requirements may provide that such Extended Term Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Class, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Loans of the applicable Extension Request Class, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Term Loans and/or (e) an addition of any affirmative or negative covenants applicable to Parent and the Restricted Subsidiaries, provided that any such additional covenant with which Parent and the Restricted Subsidiaries shall be required to comply prior to the latest Maturity Date in effect immediately prior to such Extension Permitted Amendment for the benefit of the Extending Lenders providing such Extended Loans shall also be for the benefit of all other Lenders.

“Extension Request Class” has the meaning set forth in Section 2.19(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury regulations or other official administrative interpretations thereof, and any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the Fee Letter dated March 11, 2014, among Parent, the Administrative Agent and the other parties thereto.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of Parent, other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of Parent)).

“Guarantors” means (a) each Subsidiary of Parent (other than any Excluded Subsidiary and, after a Permitted Borrower Reorganization, the New Subsidiary Borrower), in each case, until any such Subsidiary is released as a Guarantor in accordance with the Loan Documents and (b) from and after the occurrence of a Permitted Borrower Reorganization, Parent.

“Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary (other than the Borrower) that, at the last day of the most recently ended fiscal quarter of Parent for which financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or (b), accounted for less than (x) 2.5% of Total Assets at such date and (y) less than 2.5% of the consolidated revenues of Parent and its Restricted Subsidiaries for the most recent four fiscal quarter period ending on or prior to such date; provided that, notwithstanding the above, “Immaterial Subsidiary” shall exclude any of the Parent’s Restricted Subsidiaries designated in writing to the Administrative Agent, by a responsible officer of Parent (which Parent shall be required to designate (and hereby undertakes to designate) to the extent necessary to ensure that Immaterial Subsidiaries, in the aggregate, accounted for, at the last day of any fiscal quarter of Parent for which financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or (b), less than 5.0% of Total Assets at such date and less than 5.0% of consolidated revenues of Parent and its Restricted Subsidiaries for the four fiscal quarter period ending on such date.  In no event shall the New Subsidiary Borrower at any time constitute an Immaterial Subsidiary.

“Impacted Interest Period” has the meaning set forth in the definition of “LIBO Rate.”

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Loan Parties, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.18.

“Incremental Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.18, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Loan” means a Loan made by an Incremental Lender to the Borrower pursuant to Section 2.18.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of Parent or any Restricted Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), and (i) all Guarantees by such Person of Indebtedness of others.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Intercreditor Agreement” means the Intercreditor Agreement among the Loan Parties, the Administrative Agent and the administrative agent, collateral agent, collateral trustee or a similar representative for the ABL Credit Agreement and any other representative that becomes a party thereto, in substantially the form of Exhibit I, with such changes therefrom as are contemplated or permitted by Section 9.19.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, which shall be, in the case of any such written request, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each calendar quarter and the Maturity Date applicable to such ABR Loan and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date applicable to such Eurodollar Loan.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender participating therein, twelve months) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate)  determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of Parent)) in, any other Person that are held or made by the specified Person.  The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee,” (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Parent) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Parent) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Parent) of such Equity Interests at the time of the issuance thereof.

“IP Security Agreements” has the meaning set forth in the Collateral Agreement.

“IRS” means the United States Internal Revenue Service.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K hereto (which such changes thereto the Administrative Agent may agree) between the Administrative Agent and one or more collateral agents or representatives for the holders of Indebtedness that is secured by a Lien on the Collateral ranking junior to the Liens of the Loan Documents.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Association (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided, further, if the

LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Document Obligations” has the meaning set forth in the Collateral Agreement.

“Loan Documents” means this Agreement, the Incremental Facility Agreements, the Extension Agreements, the Refinancing Facility Agreements, the Collateral Agreement, the other Collateral Documents, the Intercreditor Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.05(e).

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority in Interest,” when used in reference to Lenders of any Class, means, at any time, Lenders holding outstanding Loans of such Class representing more than 50% of all Loans of such Class outstanding at such time.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $25,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of Parent and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform any of their monetary obligations under the Loan Documents to which it is a party or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by Parent or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $25,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of Parent and the Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means the Tranche B Term Maturity Date, the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series or the Maturity Date of any Extended Term Loans of any Series, as the context requires.

“Maximum Rate” has the meaning set forth in Section 9.15.

“Merger” means the merger of Merger Sub with and into the Acquired Company, with the Acquired Company surviving such merger as a wholly owned Subsidiary of Parent.

“Merger Sub” means Java Corp., a Delaware corporation.

“MNPI” means material information concerning Parent, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.  For purposes of this definition, “material information” means information concerning Parent, the Subsidiaries or any Affiliate of any of the foregoing, or any of their securities, that would reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations.  Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property (together with any adjoining or other parcels of real property integral to the operation of any facility owned by any Loan Party; provided that such additional parcels of real property shall not constitute Mortgaged Property if the applicable Loan Party is unable to deliver a Mortgage encumbering such additional parcels despite using commercially reasonable efforts to deliver them) located in the United States of America owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) has a fair market value of $10,000,000 or more on the Effective Date or at the time of acquisition thereof by any Loan Party or, with respect to real property owned by a Subsidiary that becomes a Loan Party after the Effective Date, at the time such Subsidiary becomes a Loan Party.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions or has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all actual fees and out-of-pocket expenses paid in connection with such event by Parent and the Restricted Subsidiaries to Persons that are not Affiliates of Parent or any Restricted Subsidiary, (ii) in the case of a sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, the amount of all payments required to be made by Parent and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans and Indebtedness under the ABL Credit Agreement) secured by such asset on a basis prior to the Liens, if any, on such assets securing the Secured Obligations and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Parent and the Restricted Subsidiaries, and the amount of any reserves established by Parent and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer of Parent).  For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“New Parent” has the meaning set forth in the definition of “Permitted Borrower Reorganization.”

“Not Otherwise Applied” means, with reference to any Excess Cash Flow, that such amount was not required to prepay Loans pursuant to Section 2.09(c) (other than as a result of Section 2.09(d)).

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed with respect to an assignment by a Lender (other than an assignment made pursuant to Section 2.17) if such Tax is imposed as a result of a present or former connection between the assigner or assignee and the jurisdiction imposing such Tax (other than connections arising from such having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, and/or sold or assigned an interest in any Loan Document).

“Parent” means (i) prior to a Permitted Borrower Reorganization, the Borrower and (ii) from and after the occurrence of a Permitted Borrower Reorganization, the New Parent.

“Pari Passu Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit L hereto (with such changes thereto as the Administrative Agent may agree) between the Administrative Agent and one or more collateral agents or representatives for the holders of other Indebtedness that is secured by a Lien on the Collateral that is intended to rank pari passu with the Liens of the Loan Documents.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L. No. 107-56 (Signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent.

“Permitted Acquisition” means the purchase or other acquisition by Parent or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person will be, upon the consummation of such acquisition a Restricted Subsidiary, in each case including as a result of a merger or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by Parent or a Restricted Subsidiary; provided that (i) no Event of Default exists or would result therefrom, (ii) on a Pro Forma Basis, the Total Leverage Ratio as of the last day of the most recent fiscal quarter of Parent for which financial statements have been delivered pursuant to Section 5.01(a) or (b) does not exceed 3.75 to 1.00 and (iii) the aggregate consideration paid in all Permitted Acquisitions by the Loan Parties (other than in the form of Equity Interests (other than Disqualified Stock) of Parent) in respect of Equity Interest in Persons that do not become Guarantors and assets that are not owned by Loan Parties shall not, except as otherwise permitted by another provision of Section 8.04, exceed $50,000,000.

“Permitted Borrower Reorganization” means the formation of a holding company of the Borrower organized under the laws of Texas (the “New Parent”) (including through the merger of the Borrower into a wholly-owned Domestic Subsidiary of the New Parent) pursuant to which (i) the shareholders of the Borrower immediately prior to the Permitted Borrower Reorganization acquire Equity Interests in the New Parent corresponding to their Equity Interests in the Borrower immediately prior to such transaction in exchange for their Equity Interests in the Borrower, (ii) the New Parent becomes the holder of 100% of the Equity Interests of the Borrower and (iii) the New Parent becomes a Guarantor and complies with the Guarantee and Collateral Requirement so long as, immediately after giving effect thereto, no Event of Default shall have occurred and is continuing and the New Parent has no material assets or liabilities other than through its ownership of the Borrower and its Subsidiaries and the Acquired Company and liabilities in respect of guarantees of obligations of the Borrower and the other Restricted Subsidiaries; provided that the Borrower shall have provided at least 30 days prior written notice to the Administrative Agent and shall have furnished all “know your customer” information requested by the Lenders with respect to the New Parent at least 10 Business Days prior to such reorganization.

“Permitted Debt” means Indebtedness of any Loan Party (including any Guarantee thereof by a Loan Party) so long as (i) no portion of such Indebtedness has a scheduled maturity prior to the date that is 91 days after the final Maturity Date, (ii) except as contemplated by the final proviso to Section 6.01(a)(xii), no Subsidiary of the Borrower that is not a Loan Party is an obligor in respect of such Indebtedness, (iii) the terms and conditions of such Indebtedness (other than interest rates, fees and call protection) are not, taken as a whole, more restrictive than the terms of this Agreement (as determined in good faith by Parent) and (iv) such Indebtedness is not secured by any Liens on any assets of Parent or any Restricted Subsidiary other than Liens permitted by clause (l) of Section 6.02.

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for Taxes that are not yet delinquent or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Parent or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c)                                  pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Parent or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)                                 pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)                                   easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and similar encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Parent or any Subsidiary or the ordinary operation of such real property;

(g)                                  customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC in respect of payment items in the course of collection;

(h)                                      Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(i)                                          Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(j)                                         Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(k)                                      Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l)                                          Liens or rights of setoff against credit balances of Parent or any Subsidiary with credit card issuers or credit card processors to secure obligations of Parent or such Subsidiary, as the case may be, to any such credit card issuer or credit card processor incurred in the ordinary course of business as a result of fees and chargebacks; and

(m)                             other Liens that are contractual rights of set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clause (c) above securing letters of credit, bank guarantees or similar instruments.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Post Closing Letter Agreement” means that certain letter agreement dated as of the date hereof by and between Parent and the Administrative Agent.

“Prepayment Event” means:

(a)                                 any sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation) of any asset of Parent or any Restricted Subsidiary, including any sale or issuance to a Person other than Parent or any Restricted Subsidiary of Equity Interests in any Subsidiary, other than (i) dispositions described in clauses (a) through (f) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $10,000,000 for any individual transactions or series of related transactions;

(b)                                 any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of Parent or any Restricted Subsidiary resulting in aggregate Net Proceeds of $10,000,000 or more; or

(c)                                  the incurrence by Parent or any Restricted Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01 other than Refinancing Term Loans and Refinancing Debt Securities.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Basis” means, with respect to any computation hereunder required to be made on a pro forma basis giving effect to any proposed Investment or other acquisition (including any Permitted Acquisition or any Material Acquisition), any Material Disposition, any Restricted Payment or any payment of or in respect of any Indebtedness (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (i) in accordance with Regulation S-X under the Securities Act or (ii) set forth in a certificate of a Responsible Officer of Parent delivered to the Administrative Agent and believed in good faith by Parent to be probable based on actions take or to be taken within 12 months following the consummation of the relevant Pro Forma Event; provided that the aggregate amount of any increase in Consolidated EBITDA resulting from adjustments pursuant to this clause (ii) for any four fiscal quarter period of Parent, when aggregated with the amount of any addback to Consolidated EBITDA pursuant to clause (a)(ix) of the definition thereof for such period, shall not exceed 10% (or, for any four fiscal quarter period ending prior to the end of the eighth full fiscal quarter ending after the Effective Date, 20%, so long as any such amount above 10% is attributable to the Transactions and the integration of the Acquired Company and its Subsidiaries) of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (a)(ix) or this clause (ii)), in each case, using, for purposes of making such computation, the consolidated financial statements of Parent and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so disposed or to be disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Indebtedness or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period.

“Pro Forma Event” has the meaning set forth in the definition of “Pro Forma Basis.”

“Proceeds Collateral Account” means a Deposit Account in which the Net Proceeds of Term Priority Collateral in respect of any Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event” are deposited by Parent or any Restricted Subsidiary to be held pending release as contemplated by Section 2.09(b) for reinvestment or prepayment, and which has no other funds contained therein (other than interest on any such proceeds) and is subject to a Control Agreement in favor of the Administrative Agent.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

“Refinancing”  means  (i) the repayment in full of all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement, the termination of the commitments and letters of credit outstanding thereunder and the discharge and release of the guarantees and liens existing in connection therewith and (ii) the repayment in full of all existing Indebtedness of the Acquired Company on the Effective Date; provided that capital leases, intercompany indebtedness, letters of credit, Indebtedness of the Acquired Company permitted by the Acquisition Agreement and capital leases and other ordinary course Indebtedness of Parent and its Subsidiaries not to exceed $10,000,000 and other Indebtedness reasonably agreed to by the Administrative Agent will be allowed to remain outstanding after the Effective Date.

“Refinancing Debt Securities” means Permitted Debt issued in reliance on Section 6.01(a)(xiii) so long as prior to the incurred of such Indebtedness, Parent has delivered to the Administrative Agent a certificate of a Responsible Officer designating such Permitted Debt as “Refinancing Debt Securities.”

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness and shall constitute an obligation of such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; and (d) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Refinancing Term Loan” means Incremental Term Loans that are designated in the applicable Incremental Facility Amendment as “Refinancing Term Loans.”

“Register” has the meaning set forth in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repricing Event” means (a) any prepayment or repayment of any Tranche B Term Loan with the proceeds of any Indebtedness (other than Permitted Revolving Indebtedness), or any conversion of any Tranche B Term Loan into any new or replacement tranche of term loans, in each case having an All-in Yield lower than the All-in Yield (excluding for this purpose, upfront fees and original discount on the Tranche B Term Loans) of such Tranche B Term Loan at the time of such prepayment or repayment or conversion and (b) any amendment or other modification of this Agreement that, directly or indirectly, reduces the All-in Yield of any Tranche B Term Loan.

“Required Lenders” means, at any time, Lenders having aggregate Loans (or, prior to the borrowing hereunder on the date hereof, Commitments) representing more than 50% of the aggregate principal amount of the Loans (or, prior to the borrowing hereunder on the date hereof, the aggregate Commitments) at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Parent or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Equity Interests in Parent or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of Parent other than an Unrestricted Subsidiary.  For the avoidance of doubt, following a Permitted Borrower Reorganization, the Borrower shall be a Restricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Parent or any Restricted Subsidiary whereby Parent or such Restricted Subsidiary sells or transfers such property to any Person and Parent or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of Designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in the Collateral Agreement.

“Secured Parties” has the meaning set forth in the Collateral Agreement.

“Securities Act” means the United States Securities Act of 1933.

“Senior Notes” means $600,000,000 aggregate principal amount of 7.00% senior notes due 2022 of the Borrower issued under the Senior Notes Indenture on the Effective Date.

“Senior Notes Indenture” means the indenture by and among The Men’s Wearhouse, Inc., as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, dated June 18, 2014.

“Senior Secured Indebtedness” means, as of any date, the excess of (i) sum, without duplication, of (a) the aggregate principal amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding as of such date that is secured by any Lien on any asset of Parent or any Restricted Subsidiary (other than Indebtedness of any Foreign Subsidiary that is secured by a Lien only on assets of one or more Foreign Subsidiaries), in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of Parent and the Restricted Subsidiaries outstanding as of such date (other than Capital Lease Obligations and Synthetic Lease Obligations of any Foreign Subsidiary that is not Guaranteed by, or otherwise recourse to, Parent or any Domestic Subsidiary), determined on a consolidated basis, and (c) the aggregate obligations of Parent and the Restricted Subsidiaries as an account party in respect of letters of credit or letters of guaranty that is secured by any Lien on any asset of Parent or any Restricted Subsidiary (other than any such obligations of any Foreign Subsidiary that is not Guaranteed by, or otherwise recourse to, Parent or any Domestic Subsidiary), other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness over (ii) the lesser of (x) the aggregate amount of unrestricted cash and cash equivalents of Parent and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of Parent in accordance with GAAP on such date (other than the cash proceeds of any Indebtedness being incurred on such date) and (y) $100,000,000.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent most recently ended on or prior to such date.

“Series” means any Incremental Term Loans or Extended Term Loans that are not established as an increase in any previously established Class of Loans and that are intended to constitute a single Class of Loans for purposes of this Agreement.

“Specified Indebtedness” means the Senior Notes, any Permitted Debt that is not secured on a pari passu basis with the Secured Obligations and any Refinancing Indebtedness in respect of any of the foregoing.

“Specified Representations” means the representations and warranties set forth in Sections 3.01 (as it relates to the Loan Parties), 3.02, 3.03(b), 3.07(b), 3.08, 3.14, 3.15 and 3.16(a).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Loan Agreement Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Parent.

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any Subsidiary shall be a Swap Agreement.

“Syndication Agent” means Bank of America, N.A.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for US federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.  For purposes of Section 6.02, a Synthetic

Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Total Assets” means, at any date of determination, the consolidated total assets of Parent as of the last day of the most recent fiscal quarter of Parent for which financial statements have been delivered pursuant to Section 5.01(a) or (b) as adjusted to (i) exclude amounts attributed to Unrestricted Subsidiaries and (ii) give effect to any Pro Forma Event occurring since such date.

“Total Indebtedness” means, as of any date, the excess of (i) the sum, without duplication, of (a) the aggregate principal amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of Parent and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis, and (c) the aggregate obligations of Parent and the Restricted Subsidiaries as an account party in respect of letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness over (ii) the lesser of (x) the aggregate amount of unrestricted cash and cash equivalents of Parent and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of Parent in accordance with GAAP on such date (other than the cash proceeds of any Indebtedness being incurred on such date) and (y) $100,000,000.

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent most recently ended on or prior to such date.

“Tranche B Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Tranche B Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Term Commitment, as applicable.  The initial aggregate amount of the Tranche B Term Commitments on the Effective Date is $1,100,000,000.

“Tranche B Term Lender” means a Lender with a Tranche B Term Commitment or an outstanding Tranche B Term Loan.

“Tranche B Term Loan” means a Loan made pursuant to Section 2.01.

“Tranche B Term Maturity Date” means June 18, 2021.

“Transactions” means the (a) execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of the Tranche B Term Loans and the use of the proceeds thereof, (b) the execution, delivery and performance by the Loan Parties of the ABL Credit Agreement, (c) the issuance of the Senior Notes, (d) the creation and perfection of the security interests provided for in the Collateral Documents, (e) the consummation of the Acquisition, (f) the Refinancing, and (g) the payment of all fees, commissions, costs and expenses in connection with the foregoing.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests created by the Collateral Documents.

“Unrestricted Subsidiary” means any Subsidiary of Parent designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the Effective Date.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15(f)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining instalment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly-owned,” when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.                     Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class or by Type or by Class and Type.

SECTION 1.03.                     Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04.                     Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (a) if Parent notifies the Administrative Agent that Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that Parent, on the one hand, and the Lenders, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in GAAP; and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Parent or any Restricted Subsidiary at “fair value,” as defined therein, and (ii) any change in GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the date hereof.

SECTION 1.05.                     Effectuation of Transactions.  All references herein to Parent and the Restricted Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Parent and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Acquisition and the other Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06.                     Classification of Actions.  For purposes of determining compliance at any time with the covenants set forth in Article VI (or, in each case, any defined terms used therein), in the event that the subject transaction meets the criteria of more than one of the categories of transactions permitted pursuant to the Sections (or related defined terms) in Article VI, the Borrower may, in its sole discretion, classify the applicable transaction (or any portion thereof) under such Section (or defined term); it being understood that the Borrowers may divide and include such transaction under one or more of the clause of such Section (or any relevant portion thereof or of the applicable related defined term) that permit such transaction.

ARTICLE II

The Credits

SECTION 2.01.                     Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Term Commitment.  Amounts repaid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

SECTION 2.02.                     Loans and Borrowings.

(a)                                 Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b)                                 Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (or such greater number as may be agreed to by the Administrative Agent) Eurodollar Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03.                     Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) or by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurodollar Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                  whether the requested Borrowing is to be a Tranche B Term Borrowing or an Incremental Term Borrowing of a particular Series;

(ii)               the aggregate amount of such Borrowing;

(iii)            the date of such Borrowing, which shall be a Business Day;

(iv)           whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)           the location and number of the account of the Borrower to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.                     Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower specified by the Borrower in the applicable Borrowing Request.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans of the applicable Class.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05.                     Interest Elections.

(a)                                 Each Borrowing initially shall be of the Type and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)                                  Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)                                 If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing for an additional Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06.                     Termination of Commitments.

(a)                                 Unless previously terminated, the Tranche B Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Effective Date.

(b)                                 The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.07.                     Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.08.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08.                     Amortization of Term Loans.

(a)                                 The Borrower shall repay Tranche B Term Borrowings on the first Business Day following the last day of each January, April, July and October, beginning with October 31, 2014, and ending with the last such day to occur prior to the Tranche B Term Maturity Date, in an aggregate principal amount for each such date equal to 0.25% of the aggregate principal amount of the Tranche B Term Loans outstanding on the Effective Date (as such amount may be adjusted pursuant to paragraph (c) of this Section).  The Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (c) of this Section or pursuant to such Incremental Facility Agreement).  The Borrower shall repay Extended Term Loans of any Series in such amounts and on such date or dates as shall be specified therefore in the Extension Agreement establishing such Extended Term Loans (as such amounts may be adjusted pursuant to paragraph (c) of this Section).

(b)                                 To the extent not previously paid, (i) all Tranche B Term Loans shall be due and payable on the Tranche B Term Maturity Date and (ii) all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto.

(c)                                  Any prepayment of a Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section ratably based on the amount of such scheduled repayments; provided that any prepayment of a Borrowing of any Class made pursuant to Section 2.09(a) shall be applied to reduce the subsequent scheduled repayments of Borrowings of such Class to be made pursuant to this Section in the manner specified by the Borrower in the applicable notice of prepayment (or, if no such specification is made therein, ratably as provided above).  In the event any Extended Term Loans shall be established from any Class of Loans, the amount of any future payment pursuant to clause (a) with respect to such existing Class of Loans shall be reduced on the date such Extended Term Loans in proportion to the principal amount of such existing Class of Loans that were converted to Extended Term Loans on such date.

(d)                                 Prior to any repayment of any Borrowings of any Class under this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment.  Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  Repayments of Borrowings shall be accompanied by accrued interest on the amounts repaid.

SECTION 2.09.                     Prepayment of Loans.

(a)                                 The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)                                 In the event and on each occasion that any Net Proceeds are received by or on behalf of Parent or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event,” within three Business Days after such Net Proceeds are received), prepay Borrowings in an amount equal to 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if the Borrower shall (a) prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of Parent to the effect that Parent intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Proceeds to acquire real property, equipment or other tangible assets to be used in the business of Parent or the Restricted Subsidiaries, or to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) permitted hereunder, and certifying that no Default has occurred and is continuing, and (b) in the case of a sale of Term Priority Collateral, deposit all such Net Proceeds in a Proceeds

Collateral Account pending such application, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period Parent or one or more Restricted Subsidiaries shall have entered into an agreement with a third party to acquire such real property, equipment or other tangible assets, or to consummate such Permitted Acquisition or other acquisition, with such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied (and no prepayment shall be required to the extent the aggregate amount of such Net Proceeds that are not reinvested in accordance with this Section does not exceed $15,000,000 in any fiscal year); provided further that to the extent any such Net Proceeds shall be received in respect of assets owned by a Loan Party, such Net Proceeds may be reinvested only in assets owned by a Loan Party or, in the case of a Permitted Acquisition or other acquisition, by any Person that shall become a Guarantor upon the consummation thereof (other than, in each case, Equity Interests in Foreign Subsidiaries, except to the extent such Net Proceeds shall have resulted from the sale of Equity Interests in one or more Foreign Subsidiaries).  Notwithstanding the foregoing, the Net Proceeds received by Parent or any Restricted Subsidiary in respect of any Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event” involving any ABL Priority Collateral (whether in the form of a direct sale, transfer or other disposition of such ABL Priority Collateral or a sale, transfer or other disposition of Equity Interests in any Restricted Subsidiary owning such ABL Priority Collateral) that secures any obligations in respect of the ABL Credit Agreement at the time such Prepayment Event occurs shall not, solely to the extent such Net Proceeds are attributable to the fair value of such ABL Priority Collateral (net of any related transferred liabilities, in each case as determined reasonably and in good faith by a Financial Officer of Parent), be subject to the requirements of this Section 2.09(b).

(c)                                  In the event that Parent has Excess Cash Flow for any fiscal year of Parent, commencing with the fiscal year ending January 30, 2016, the Borrower shall, not later than 90 days following the end of such fiscal year, prepay Loans in an amount equal to the excess of (x) the ECF Percentage of Excess Cash Flow for such fiscal year over (y) the amount of prepayments of Loans pursuant to Section 2.09(a) during such fiscal year (other than with the proceeds of Indebtedness (excluding Indebtedness under the ABL Credit Agreement)).

(d)                                 Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall, subject to the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (f) of this Section.  In the event of any mandatory prepayment of Borrowings from a Prepayment Event under clause (a) or (b) of the definition thereof made at a time when Borrowings of more than one Class remain outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that to the extent provided in the relevant Incremental Facility Agreement or Extension Agreement, any Class of Incremental Term Loans or Extended Term Loans may be paid on a pro rata basis or less than pro rata basis with any other Class of Loans.  Any prepayment of Loans from a Prepayment Event described in clause (c) of the definition of “Prepayment Event” shall be applied to the Class or Classes of Loans selected by the Borrower.  Notwithstanding the foregoing, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery or facsimile) at least one Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section or a prepayment pursuant to clause (c) of the definition of “Prepayment Event,” which may not be declined), in which case the aggregate amount of the payment that would have been applied to prepay Loans but was so declined shall first, be offered to Lenders who did not decline its pro rata share of the prepayment and second, if declined by such Tranche B Lenders, may be retained by the Borrower and shall constitute “Declined Proceeds.”

(e)                                  In the event any Tranche B Term Loans are subject to a Repricing Event prior to the date that is six months after the Effective Date, then each Lender whose Tranche B Term Loans are prepaid or repaid in whole or in part, or which is required to assign any of its Tranche B Term Loans pursuant to Section 2.17, in connection with such Repricing Event or which holds a Tranche B Term Loan the All-in Yield of which is reduced as a result of a Repricing Event shall be paid an amount equal to 1.00% of the aggregate principal amount of such Lender’s Tranche B Term Loans so prepaid, repaid, assigned or repriced.

(f)                                   The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest as required by Section 2.11.

SECTION 2.10.                     Fees.

(a)                                 The Borrower agrees to pay on the Effective Date to each Tranche B Term Lender, as fee compensation for the funding of such Lender’s Tranche B Term Loan, a closing fee in an amount equal to 1.00% of the aggregate principal amount of such Tranche B Term Lender’s Tranche B Term Loan.

(b)                                 The Borrower agrees to pay on the Effective Date to each Tranche B Term Lender, a ticking fee for the period from April 15, 2014 to but excluding the Effective Date equal to a per annum rate (calculated based on a year of 365 days and the actual number of days expired) equal to the Applicable Ticking Fee Rate multiplied by the aggregate principal amount of such Tranche B Term Lender’s Tranche B Term Commitment.

(c)                                  The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts and payable at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)                                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of closing fees, to the Tranche B Term Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances (absent manifest error in the amount paid).

SECTION 2.11.                     Interest.

(a)                                 The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any applicable grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% per annum plus the rate applicable to ABR Tranche B Term Loans as provided in paragraph (a) of this Section.

(d)                                 Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar quarter) shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12.                     Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing of any Class:

(a)                                 the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurodollar Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist (which notification shall be made promptly after the Administrative Agent obtains knowledge of the cessation of such circumstances), (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurodollar Borrowing of such Class shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (ii) any Borrowing Request for a Eurodollar Borrowing of such Class shall be treated as a request for an ABR Borrowing.

SECTION 2.13.                     Increased Costs.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)                                  impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender; or

(iii)                               subject any Recipient to any Taxes (other than any (A) Indemnified Taxes or (B) Excluded Taxes on or with respect to its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b)                                 If any Lender determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                                  Notwithstanding the above, a Lender will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 2.13 at any time if it is not the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time.

SECTION 2.14.                     Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(e) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding any loss of margin) attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.  The Borrower shall also compensate each Lender for the loss, cost and expense attributable to any failure by the Borrower to deliver a timely Interest Election Request with respect to a Eurodollar Loan.  A certificate of any Lender delivered to the Borrower and setting forth and explaining in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.15.                     Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the, option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Evidence of Payment.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                                 Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(B)                               any Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable (in such number of copies as shall be requested by the recipient):

(1)                                 executed originals of IRS Form W-8BEN (or any success forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party;

(2)                                 executed originals of IRS Form W-8ECI (or any successor forms);

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor forms); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if any, the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered (including any specific documentation required in this Section 2.15(e)) expires or becomes obsolete or inaccurate in any respect, it shall deliver promptly to the Borrower or Administrative Agent updated or other appropriate documentation (including any new documentation reasonably request by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(f)                                   Treatment of Certain Refunds.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this

Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.15(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 2.15(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g)                                  Defined Terms.  For the avoidance of doubt, for purposes of this Section 2.15, the term “applicable law” includes FATCA.

SECTION 2.16.                     Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, on or prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account as may be specified by the Administrative Agent; provided that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Person in accordance with the terms of Section 9.04.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.  For purposes of subclause (b)(i) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.16(c)

shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future payment obligations of such Lender hereunder to or for the account of the Administrative Agent.

SECTION 2.17.                     Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)                                 If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or (iii) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent by the Borrower, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or 2.15) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.09(d)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments, (D) such assignment and delegation does not conflict with applicable law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.18.                     Incremental Term Facilities.

(a)                                 The Borrower may on one or more occasions, by written notice to the Administrative Agent, request the establishment of Incremental Term Commitments, provided that the aggregate amount of all the Incremental Term Commitments (other than Incremental Term Commitments in respect of Refinancing Term Loans) established hereunder shall not exceed $250,000,000 during the term of this Agreement.  Each such notice shall specify (i) the date on which the Borrower proposes that the Incremental Term Commitments shall be effective, which shall be a date not less than 5 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (ii) the amount of Incremental Term Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Commitment and (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be reasonably acceptable to the Administrative Agent).

(b)                                 The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche B Term Commitments and the Tranche B Term Loans; provided that (i) if the All-in Yield for any Incremental Term Loans (other than Refinancing Term Loans) exceeds the All-in Yield for the Tranche B Term Loans by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Rate for the Tranche B Term Loans shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Term Loans, (ii) no Incremental Term Maturity Date shall be earlier than the Tranche B Term Maturity Date, (iii) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Tranche B Term Loans, (iv) the Incremental Term Loans may participate on a pro rata basis (or on a basis that is less than pro rata) in any mandatory prepayments of the Tranche B Term Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Tranche B Term Loans, (vi) the Incremental Term Loans will rank pari passu in right of payment and with respect to security with the Tranche B Term Loans and none of the obligors or guarantors with respect thereto shall be a Person that is not a Loan Party and (vii) to the extent the terms of the Incremental Term Loans are inconsistent with the terms of the Tranche B Term Loans (except as set forth in clauses (i), (ii) and (iii) above), such terms shall be reasonably satisfactory to the Administrative Agent.  Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate Series of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement unless intended to constitute an increase in any previously established Class of Loans.

(c)                                  The Incremental Term Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Loan Parties, each Incremental Lender providing such Incremental Term Commitments and the Administrative Agent; provided that no Incremental Term Commitments shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments (and assuming that the full amount of such Incremental Term Commitments shall have been funded as Loans on such date), no Default or Event of Default shall have occurred and be continuing, (ii) on the date of effectiveness thereof, and after giving effect to the making of Loans to be made on such date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; provided that if the proceeds of such Incremental Term Loans are being used to finance a Permitted Acquisition, only the accuracy of the Specified Representations shall be conditions precedent to the incurrence of such Incremental Term Loans, (iii) except in the case of Refinancing Term Loans after giving effect to such Incremental Term Commitments (and assuming that the full amount of such Incremental Term Commitments shall have been funded as Loans on such date), and any related transaction on a Pro Forma Basis, the Senior Secured Leverage Ratio (calculated as of the last day of the fiscal quarter of Parent then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)) would not exceed 2.50:1.00, and (iv) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreement and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction.  Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d)                                 Upon the effectiveness of an Incremental Term Commitment of any Incremental Lender, such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.

(e)                                  Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(f)                                   The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.18(a) and of the effectiveness of any Incremental Term Commitments, in each case advising the Lenders of the details thereof.

SECTION 2.19.                     Extension Offers.

(a)                                 The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes on a pro rata basis (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 5 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent).  Extension Permitted Amendments shall become effective only with respect to the Loans of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans of such Extension Request Class as to which such Lender’s acceptance has been made.

(b)                                 An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested by the Administrative Agent in connection therewith.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement.

ARTICLE III

Representations and Warranties

Parent (and, if Parent is not the Borrower, the Borrower) represents and warrants to the Lenders as follows:

SECTION 3.01.                     Organization; Powers.  Parent and each Restricted Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction and, in the case of any Restricted Subsidiary, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.                     Authorization; Enforceability; Benefit to Loan Parties.

(a)                                 The Transactions, insofar as they are to be carried out by each Loan Party, are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder or other equityholder action.  This Agreement has been duly executed and delivered by Parent (and, if Parent is not the Borrower, the Borrower) and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Parent or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)                                 Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.03.                     Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been (or, in the case of filings relating to the consummation of the Merger, substantially contemporaneously with the funding of Loans on the Effective Date will be) obtained or made and are (or will so be) in full force and effect and except for filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of Parent or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture or agreement (including the ABL Credit Agreement, the Senior Notes Indenture or other material instrument binding upon Parent or any Restricted Subsidiary or any of their assets), or give rise to a right thereunder to require any payment to be made by Parent or any Restricted Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of Parent or any Restricted Subsidiary, except Liens created pursuant to the Loan Documents or Liens created in connection with the ABL Credit Agreement, in the case of clauses (b) and (d) above, except for a violation or creation, as applicable, which would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04.                     Financial Condition; No Material Adverse Change.

(a)                                 Parent has heretofore furnished to the Lenders (i)(A) the audited consolidated balance sheets and related consolidated statements of operations, shareholders’ equity and cash flows of Parent and its consolidated Subsidiaries as of and for the fiscal years ended February 1, 2014, February 2, 2013 and January 28, 2012, each audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent registered public accounting firm, and (B) the unaudited consolidated balance sheets and related statements of operations, shareholders’ equity and cash flows of Parent and its consolidated Subsidiaries as of and for each of the fiscal quarters and the portions of the fiscal year ended May 3, 2014 and May 4, 2013 and (ii)(A) the consolidated balance sheets and related statements of operations and comprehensive income, stockholders’ equity and cash flows of the Acquired Company and its consolidated subsidiaries as of and for the fiscal years ended February 1, 2014, February 2, 2013 and January 28, 2012 and January 29, 2011, each audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent registered public accounting firm, and (B) the unaudited consolidated balance sheet and related statements of operations and cash flows of the Acquired Company and its consolidated subsidiaries as of and for each of the fiscal quarters and the portions of the fiscal year ended May 3, 2014 and May 4, 2013.  Such financial statements (x) present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries or the Acquired Company and its consolidated subsidiaries, as the case may be, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (i)(B) and (ii)(B) above and (y) comply in all material respects with the requirements of Regulation S-X under the Securities Act.

(b)                                 Parent has heretofore furnished to the Lenders a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Parent and its consolidated Subsidiaries as of and for the period of 12 consecutive months ended May 3, 2013, prepared giving effect to the Transactions as if the Transactions had occurred on such date, in the case of such balance sheet, or at the beginning of such period, in the case of such statements of operations.  Such pro forma consolidated balance sheet and pro forma statements of operations (i) have been prepared by Parent in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Confidential Information Memorandum (which assumptions are believed on the date hereof by Parent to be reasonable), (ii) are based on the best information available to Parent, (iii) accurately reflect all adjustments necessary to give effect to the Transactions, (iv) present fairly, in all material respects, the pro forma financial position and results of operations of Parent and its consolidated Subsidiaries as of and for the period of 12 consecutive months ended on May 3, 2013, as if the Transactions had occurred on such date or at the beginning of such period, as the case may be and (v) comply in all material respects with the requirements of Regulation S-X under the Securities Act (except for the period presented).

(c)                                  Since February 1, 2014, there has been no event, development or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of Parent, the Acquired Company and their respective subsidiaries, taken as a whole.

SECTION 3.05.                     Properties.

(a)                                 Parent and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its property material to its business (including its Mortgaged Properties), except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Liens expressly permitted by Section 6.02.

(b)                                 Parent and each Restricted Subsidiary owns, or is licensed to use, all trademarks, service marks, tradenames, trade dress, copyrights, patents, designs and other intellectual property material to its business, and the conduct of their respective businesses, including the use thereof by Parent and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)                                  Section 3.05 of the Disclosure Letter sets forth the address of each real property that is owned in fee by the Loan Parties as of the Effective Date (after giving effect to the Merger) and, with respect to any such real property that constitutes a Mortgaged Property, the proper jurisdiction for the filing of a Mortgage in respect thereof.  As of the Effective Date, neither Parent nor any Restricted Subsidiary (i) has received notice, or has knowledge, of any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation or (ii) is subject to any right of first refusal, option or other contractual right to sell, transfer or otherwise dispose of any Mortgaged Property or any interest therein that is not of record.

SECTION 3.06.                     Litigation and Environmental Matters.

(a)                                 There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Parent, threatened against or affecting Parent or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions (other than the Disclosed Matters).

(b)                                 Except for the Disclosed Matters or matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Parent nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)                                  Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.                     Compliance with Laws and Agreements.

(a)                                 Parent and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (it being agreed that this Section does not apply to any law which is specifically addressed in Section 3.06(b), 3.07(b), 3.08, 3.09, 3.10 or 3.14).  No Default has occurred and is continuing.

(b)                                 Parent has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent, its Subsidiaries and their respective officers and employees and to the knowledge of Parent their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) Parent, any Subsidiary or, to the knowledge of Parent, any of their respective directors, officers or employees, or (b) to the knowledge of Parent, any agent of Parent or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.08.                     Investment Company Status.  No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.                     Taxes.  Parent and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as withholding agent), except (a) any Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which Parent or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There is no current or proposed tax assessment, deficiency or other claim against Parent or any of the Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.                     ERISA; Labor Matters.

(a)                                 Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, (iii) on the Effective Date, the present value of all accumulated benefit obligations under each Plan that is subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans that are subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date or dates of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of all such underfunded Plans.

(b)                                 Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against Parent or any Restricted Subsidiary pending or, to the knowledge of Parent, threatened, (ii) the hours worked by and payments made to employees of Parent and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable federal, state, local or foreign law dealing with such matters and (iii) all payments due from Parent or any Restricted Subsidiary, or for which any claim may be made against Parent or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Parent or such Restricted Subsidiary to the extent required by GAAP.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent or any Restricted Subsidiary is bound.

SECTION 3.11.                     Disclosure.  Parent has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Parent or any Restricted Subsidiary is subject, and all other matters known to Parent, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Parent or any Restricted Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts and projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

SECTION 3.12.                     Subsidiaries and Joint Ventures.  Section 3.12 of the Disclosure Letter sets forth, as of the Effective Date, the name, type of organization and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by Parent or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which Parent or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary.  All the issued and outstanding Equity Interests in each Subsidiary owned by any Loan Party have been (to the extent such concepts are relevant with respect to such Equity Interests) duly authorized and validly issued and are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived and not as a result of any rights contained in organizational documents).  Except as set forth in Section 3.12 of the Disclosure Letter, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which Parent or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.

SECTION 3.13.                     Insurance.  Section 3.13 of the Disclosure Letter sets forth a description of all insurance maintained by or on behalf of Parent and the Restricted Subsidiaries as of the Effective Date.  As of the Effective Date, all premiums due and payable in respect of such insurance have been paid.  Parent believes that the insurance maintained by or on behalf of Parent and the Restricted Subsidiaries is adequate.

SECTION 3.14.                     Federal Reserve Regulations.  Neither Parent nor any Restricted Subsidiary is principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of Regulations T, U or X of the Board of Governors.

SECTION 3.15.                     Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date, (a) the fair value of the assets of Parent and its consolidated Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Parent and its consolidated Subsidiaries (determined on the basis of such property being liquidated with reasonable promptness in an arm’s-length transaction) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Parent and its consolidated Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise (it being understood and agreed that for purposes of this Section, contingent liabilities mean the maximum amount of liability that could reasonably be likely to result from pending litigation, asserted claims and assessments, guaranties, indemnification obligations, adjustment of purchase price or other post-closing payment adjustments (including earn-outs and other similar arrangements) and uninsured risks of Parent and its Subsidiaries), as such debts and liabilities become absolute and matured; and (d) Parent and its consolidated Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

SECTION 3.16.                     Collateral Matters.

(a)                                 The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02, in the case of each of clauses (i) and (ii).

(b)                                 Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

(c)                                  Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Effective Date).

SECTION 3.17.                     Use of Proceeds.  The proceeds of the Tranche B Term Loans made on the Effective Date will be used solely to finance the Acquisition, finance the Refinancing and the payment of all fees and expenses in connection with the foregoing.  The proceeds of the Incremental Term Loans will be used solely for the purpose or purposes set forth in the applicable Incremental Facility Agreement.

SECTION 3.18.                     Brokers.  No Loan Party utilized the services of any broker or finder in connection with obtaining financing from the Lenders under this Agreement and no brokerage commission or finder’s fee is payable by Parent or any of its Subsidiaries in connection herewith.

ARTICLE IV

Conditions

The obligations of the Lenders to make Tranche B Term Loans hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)                                 The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement.

(b)                                 The Administrative Agent shall have received a Borrowing Request.

(c)                                  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Willkie Farr & Gallagher LLP, New York counsel for the Loan Parties, (ii) Seyfarth Shaw, LLP, Massachusetts counsel for the Loan Parties and (iii) Fulbright & Jaworski LLP, Texas and California counsel for the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing (or equivalent) of each Loan Party as of a recent date prior to the Closing Date, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(e)                                  To the extent required by the penultimate paragraph of this Article IV, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date and the Acquired Company Acquisition Agreement Representations shall be true and correct.

(f)                                   The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of Parent, confirming compliance with the conditions set forth in paragraph (e) of this Section, the first sentence of paragraph (h) of this Section and paragraph (j) of this Section.

(g)                                  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of Parent, as to the solvency of Parent and the Subsidiaries on a consolidated basis after giving effect to the Transactions, in the form of Exhibit J.

(h)                                 The Collateral and Guarantee Requirement shall have been satisfied (subject to the last sentence of the penultimate paragraph of this Section).  The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of each of Parent and the Acquired Company, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released.

(i)                                     The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.08.

(j)                                    The Acquisition Tender Offer shall have been consummated, or substantially concurrently with the Effective Date shall be consummated, pursuant to and on the terms set forth in the Acquisition Agreement, and all conditions precedent to the consummation of the Acquisition Tender Offer shall have been satisfied, in each case without giving effect to any amendments, waivers or consents that are adverse in any material respect to the Loan Parties that have not been approved by the Arrangers.

(k)                                 The Administrative Agent shall have received reasonably satisfactory evidence that the Refinancing has been completed or will be completed substantially concurrently with the funding of the Tranche B Term Loans.

(l)                                     The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Commitment Letter, the Fee Letter or any Loan Document.

(m)                             The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, at least five Business Days prior to the Effective Date to the extent such information was requested at least 10 Business Days prior to the Effective Date.

(n)                                 Since November 2, 2013, there has not have been or occurred, any Target Material Adverse Effect (as defined in the Acquisition Agreement).

Notwithstanding anything to the contrary in clause (e) above, the only representations and warranties the making of which shall be a condition to the obligations of the Lenders to make Loans hereunder shall be the Acquired Company Acquisition Agreement Representations and the Specified Representations.  Notwithstanding the foregoing, solely with respect to the matters expressly identified in Section 5.14, the satisfaction of the foregoing conditions shall not be required on the Effective Date, and shall not be a condition to the obligations of the Lenders to make Loans hereunder, but shall be required to be accomplished in accordance with Section 5.14.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, Parent (and to the extent Parent is not the Borrower, the Borrower) covenants and agrees with the Lenders that:

SECTION 5.01.                     Financial Statements and Other Information.  Parent will furnish to the Administrative Agent, on behalf of each Lender:

(a)                                 within 90 days after the end of each fiscal year of Parent, its audited consolidated balance sheet and related consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification or exception as to the scope of such audit, other than solely with respect to, or resulting solely from, an upcoming maturity date under this Credit Agreement occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal year on a consolidated basis in accordance with GAAP;

(b)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year and the related consolidated statement of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Parent as presenting fairly, in all material respects, the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                                  concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of Parent, (i) certifying, in the case of the financial statements delivered under clause (b) above, that such financial statements present fairly in all material respects the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Total Leverage Ratio and Senior Secured Leverage Ratio as of the end of the applicable fiscal year or fiscal quarter, (iv) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of Parent most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that has had, or could have, a significant effect on the calculations of the Senior Secured Leverage Ratio or the Total Leverage Ratio, specifying the nature of such change and the effect thereof on such calculations, (v) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided and (vi) if there are any Unrestricted Subsidiaries setting forth financial information in detail reasonably satisfactory to the Administrative Agent for the applicable period for such Unrestricted Subsidiaries;

(d)                                 within 90 days after the end of each fiscal year of Parent, a completed Supplemental Perfection Certificate, signed by a Financial Officer of Parent, setting forth the information required pursuant to the Supplemental Perfection Certificate;

(e)                                  promptly after the Parent is required to file its annual report on Form 10-K with the SEC, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, statement of operations and statement of cash flow) of Parent for each quarter of the upcoming fiscal year;

(f)                                   promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the SEC or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be;

(g)                                  promptly after any reasonable written request therefor by the Administrative Agent, copies of (x)(i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) such other documents or governmental reports or filings relating to any Plan and concerning any ERISA Event as the Administrative Agent shall reasonably request and (y)(i) any material documents described in Section 101(k)(1) of ERISA that the Loan Parties or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1)(1) of ERISA that the Loan Parties or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any ERISA Affiliate have not requested such material documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, upon request by the Administrative Agent, the applicable Loan Party or ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; provided, further that notwithstanding anything herein the rights of the Administrative Agent under Section 5.01(g)(y)(ii) shall be exercised not more than once with respect to the same Multiemployer Plan during any applicable plan year;

(h)                                 promptly after any request therefor, evidence of insurance renewals as required under Section 5.08 hereunder in form and substance reasonably acceptable to the Administrative Agent; and

(i)                                     promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to clause (a), (b) or (f) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov.  Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.                     Notices of Material Events.  Parent will furnish to the Administrative Agent (for distribution to the Lenders) written notice promptly upon any Financial Officer, or other officer or employee responsible for compliance with the Loan Documents, of Parent or any Subsidiary becoming aware of any of the following:

(a)                                 the occurrence of any Default;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Parent to the Administrative Agent and the Lenders, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c)                                  the occurrence of an ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; or

(d)                                 any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.                     Additional Subsidiaries.  If any additional Designated Subsidiary is formed or acquired.  after the Effective Date (or any Excluded Subsidiary becomes a Designated Subsidiary), Parent will promptly notify the Administrative Agent thereof and will, as promptly as practicable, and in any event within 30 days (or, in the case of the Acquired Company and its Subsidiaries that are Designated Subsidiaries immediately following the Merger, within two Business Days after the Effective Date) or, with respect to Mortgaged Property held by such Designated Subsidiary and specifically the items required by subsection (e) of the definition of Collateral and Guarantee Requirement relating thereto, 90 days (or such longer period as the Administrative Agent may agree in writing) after such Designated Subsidiary is formed or acquired (or any Excluded Subsidiary becomes a Designated Subsidiary) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Designated Subsidiary and with respect to any Equity Interests in or Indebtedness of such Designated Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.04.                     Information Regarding Collateral.

(a)                                 Parent will furnish to the Administrative Agent promptly (and in any event within 60 days thereof) written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive officer of any Loan Party or (iv) the organizational identification number, if any, and the Federal Taxpayer Identification Number of such Loan Party, in each case, only with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, of such Loan Party.  Parent agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral affected thereby.  Parent also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)                                 If (i) any material assets are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Documents that become subject to the Lien of the Collateral Documents upon the acquisition thereof) or (ii) any Mortgaged Property is acquired by any Loan Party after the Effective Date, Parent will promptly notify the Administrative Agent thereof and will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to satisfy the Collateral and Guarantee Requirement, including, without limitation, to grant and perfect such Lien, all at the expense of Parent and, in the case of clause (i), all to the extent required by the Collateral Documents.  It is understood and agreed that, notwithstanding anything to the contrary set forth in this Agreement or in any Collateral Document, the Loan Parties shall not be required to (A) grant leasehold mortgages, (B) obtain landlord lien waivers, estoppels, collateral access agreements or bailee agreements with respect to any of their retail operating store locations, unless required pursuant to the ABL Credit Agreement or related loan documents or (C) enter into Control Agreements in respect of any Excluded Account.

SECTION 5.05.                     Existence; Conduct of Business.  Parent will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (ii) where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, disposition or other transaction permitted under Section 6.03 or 6.05.

SECTION 5.06.                     Payment of Obligations.  Parent will, and will cause each Restricted Subsidiary to, pay or discharge all its material obligations, including Tax liabilities (whether or not shown on a Tax return), before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Parent or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07.                     Maintenance of Properties.  Parent will, and will cause each Restricted Subsidiary (other than an Immaterial Subsidiary) to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.                     Insurance.  Parent will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as a loss payee thereunder and (c) endeavor to provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.  With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under Flood Insurance Laws, then, the applicable Loan Party (i) has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

SECTION 5.09.                     Books and Records; Inspection and Rights.  Parent will, and will cause each Restricted Subsidiary to, (a) keep proper books of record and account in which full, true and correct (in all material respects) entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice (but in no event more than once each fiscal year of Parent unless an Event of Default has occurred and is continuing), to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and, accompanied by one or more such officers or their designees if requested by Parent, independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.  Unless an Event of Default has occurred and is continuing, the Borrower shall have the right to have a representative present at any and all inspections.

SECTION 5.10.                     Compliance with Laws.  Parent will, and will cause each Restricted Subsidiary to, comply with all laws (including Environmental Laws and orders of any Governmental Authority) applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11.                     Use of Proceeds.  The Borrower will use the proceeds of the Loans only for the purposes set forth in Section 3.17.  The Borrower will not request any Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.12.                     Further Assurances.  The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that are required under the Collateral Documents or this Agreement to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times (subject to the last paragraph of the Collateral and Guarantee Requirement definition).  The Borrower will provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

SECTION 5.13.                     Maintenance of Ratings.  Parent will use commercially reasonable efforts to maintain continuously in effect a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of Parent, and a rating of the credit facilities created hereunder by each of S&P and Moody’s, it being understood that there is no obligation to maintain any particular rating at any time.

SECTION 5.14.                     Certain Post-Closing Collateral Obligations.

(a)                                 Parent will, and will cause the other Loan Parties to, deliver each of the items set forth in subsection (e) of the definition of Collateral and Guarantee Requirement within 90 days of the Effective Date with respect to each Mortgaged Property (subject to the last paragraph of the Collateral and Guarantee Requirement definition).

(b)                                 The Loan Parties shall deliver, when and as required by the terms of the Post-Closing Letter Agreement, the items referenced therein.

SECTION 5.15.                     Pledge of Capital Stock.  The Loan Parties will pledge or cause to be pledged all of the issued and outstanding Capital Stock of each Restricted Subsidiary held by a Loan Party (other than any Excluded Assets (as defined in the applicable Collateral Documents)) in accordance with, and to the extent required by, the requirements of the Collateral Documents to the Collateral Agent for the benefit of the Secured Parties to secure the Obligations.

SECTION 5.16.                     Lender Conference Calls.  Parent will hold and participate in an annual conference call for Lenders to discuss financial information delivered pursuant to Section 5.01(a).  Parent will hold such conference call following the delivery of the required financial information for such fiscal year pursuant to Section 5.01(a)  and not later than ten Business Days from the time Parent delivers the financial information as set forth in Section 5.01(a).  Prior to each conference call, at the request of Parent, the Administrative Agent shall notify the Lenders of the time and date of such conference call.

SECTION 5.17.                     Designation of Subsidiaries.  Parent may at any time designate any Restricted Subsidiary of Parent (other than the Borrower) as an Unrestricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Total Leverage Ratio, calculated on a Pro Forma Basis, shall not exceed 3.75:1.00, and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with such ratio and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the ABL Credit Agreement or any Specified Indebtedness.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by Parent therein at the date of designation in an amount equal to the fair market value of Parent’s or its Restricted Subsidiaries’ (as applicable) Investments therein.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, Parent (and, if Parent is not the Borrower, the Borrower) covenants and agrees with the Lenders that:

SECTION 6.01.                     Indebtedness; Certain Equity Securities.

(a)                                 Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)                                     Indebtedness created under the Loan Documents;

(ii)                                  Indebtedness existing on the date hereof and set forth in Section 6.01 of the Disclosure Letter and Refinancing Indebtedness in respect thereof;

(iii)                               Indebtedness of Parent to any Restricted Subsidiary and of any Restricted Subsidiary to Parent or any other Restricted Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than Parent or any Restricted Subsidiary, (B) any such Indebtedness owing by any Loan Party to a Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Loan Document Obligations on terms customary for intercompany subordinated

Indebtedness, as reasonably determined by the Administrative Agent and (C) any such Indebtedness shall be incurred in compliance with Section 6.04;

(iv)                              Guarantees incurred in compliance with Section 6.04;

(v)                                 Indebtedness of Parent or any Restricted Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $50,000,000 at any time outstanding;

(vi)                              Indebtedness in respect of netting services, overdraft protections deposit and checking accounts, in each case, in the ordinary course of business;

(vii)                           Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Parent or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, unemployment insurance and other social security laws;

(viii)                        Indebtedness of Parent or any Restricted Subsidiary in the form of bona fide purchase price adjustments or earn-outs incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;

(ix)                              the Senior Notes and any Refinancing Indebtedness in respect thereof;

(x)                                 Indebtedness under the ABL Credit Agreement in an aggregate principal amount not to exceed $650,000,000 at any time outstanding;

(xi)                              Indebtedness of Loan Parties in respect of surety bonds (whether bid performance or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(xii)                           (A) Permitted Debt; provided that, after giving effect to the incurrence of such Indebtedness and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 3.75 to 1.00 (in each case calculated as of the last day of the fiscal quarter of Parent then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)); provided further that (I) the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not Loan Parties permitted by this clause (xii) shall not exceed $50,000,000 at any time outstanding and (B) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (A) above;

(xiii)                        Refinancing Debt Securities and Refinancing Indebtedness in respect thereof;

(xiv)                       Indebtedness incurred under leases of real property in respect of tenant improvements ;

(xv)                          Indebtedness of Parent or any Restricted Subsidiary assumed in connection with any Permitted Acquisition so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition and any Refinancing Indebtedness in respect thereof;

(xvi)                       other Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(xvii)                    Indebtedness consisting of (a) the financing of insurance premiums and (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xviii)                 obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services; and

(xix)                       Indebtedness in the form of Swap Agreements permitted under Section 6.07.

(b)                                 Parent will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Stock, other than, in the case of the Restricted Subsidiaries, to Parent or a Restricted Subsidiary; provided that any issuance of Equity Interests of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04.

SECTION 6.02.                     Liens.  Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Liens created under the Loan Documents;

(b)                                 Permitted Encumbrances;

(c)                                  any Lien on any asset of Parent or any Restricted Subsidiary existing on the date hereof and set forth in Section 6.02 of the Disclosure Letter; provided that (i) such Lien shall not apply to any other asset of Parent or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(d)                                 any Lien existing on any asset prior to the acquisition thereof by Parent or any Restricted Subsidiary or existing on any asset of any Person that becomes (including pursuant to a Permitted Acquisition) a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other assets of Parent or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(e)                                  Liens on fixed or capital assets acquired, constructed or improved by Parent or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 6.01(a)(v) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of Parent or any Restricted Subsidiary (other than the proceeds and products thereof); provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(f)                                   in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g)                                  in the case of (i) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h)                                 Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by Parent or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i)                                     Liens securing Indebtedness permitted by Section 6.01(a)(x) and obligations relating thereto not constituting Indebtedness; provided that any such Liens on assets of the Loan Parties are subject to the Intercreditor Agreement;

(j)                                    any Lien on assets of any Foreign Subsidiary; provided that such Lien shall secure only Indebtedness of such Foreign Subsidiary permitted by Section 6.01 and obligations relating thereto not constituting Indebtedness;

(k)                                 other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; and

(l)                                     Liens on the Collateral securing obligations in respect of Indebtedness permitted by Section 6.01(a)(xiii) which Liens rank pari passu with or junior to the Liens securing the Secured Obligations; provided that a duly authorized representative of the holders of such Indebtedness has entered into the Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement and, if the Intercreditor Agreement is then in effect, a supplement to the Intercreditor Agreement.

SECTION 6.03.                     Fundamental Changes; Business Activities.

(a)                                 Parent will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Restricted Subsidiary (other than the Borrower) may merge into Parent in a transaction in which Parent is the surviving corporation, (ii) any Person (other than Parent or the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Loan Party, a Loan Party, (iii) any Restricted Subsidiary may merge into or consolidate with any Person (other than Parent or the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, (iv) any Restricted Subsidiary may liquidate or dissolve if Parent determines in good faith that such liquidation or dissolution is in the best interests of Parent and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04 and (v) the Borrower may merge into a newly formed Domestic Subsidiary of Parent in connection with a Permitted Borrower Reorganization.  Nothing in this paragraph shall prohibit Parent or any Restricted Subsidiary from effecting the Acquisition.

(b)                                 Parent will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by Parent and the Restricted Subsidiaries on the date hereof (after giving effect to the Acquisition) and businesses reasonably related or complementary thereto.

SECTION 6.04.                     Investments, Loans, Advances, Guarantees and Acquisitions.  Parent will not, and will not permit any Restricted Subsidiary to, purchase, hold, acquire (including pursuant to any merger or consolidation), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except:

(a)                                 Investments in cash and Cash Equivalents;

(b)                                 Investments existing on the date hereof and set forth on Section 6.04 of the Disclosure Letter (but not any additions thereto (including any capital contributions) made after the date hereof);

(c)                                  Investments by Parent and the Restricted Subsidiaries in Equity Interests in their respective subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such Investments, (ii) the aggregate amount of such Investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Restricted Subsidiaries that are not Loan Parties (excluding all such Investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (b) above) pursuant to clauses (d) and (e) below) shall not exceed $50,000,000 at any time outstanding;

(d)                                 loans or advances made by Parent to any Restricted Subsidiary or made by any Restricted Subsidiary to Parent or any other Restricted Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(a)(iii) and (ii) the amount of such loans and advances made by the Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e)                                  Guarantees by Parent or any Restricted Subsidiary of Indebtedness or other obligations of Parent or any Restricted Subsidiary (including any such Guarantees (i) arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty or (ii) of any leases of retail store locations and related obligations arising thereunder); provided that the aggregate amount of Indebtedness and other obligations of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

(f)                                   other Investments in an amount not to exceed the Available Amount; provided that, at the time each such Investment is made no Event of Default shall have occurred and be continuing or would result therefrom;

(g)                                  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h)                                 any Permitted Acquisition;

(i)                                     deposits, prepayments and other credits to suppliers, lessors and landlords made in the ordinary course of business;

(j)                                    advances by Parent or any Restricted Subsidiary to employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes;

(k)                                 Investments made as a result of receipt of non-cash consideration from a sale, transfer or other disposition of assets permitted under Section 6.05(g);

(l)                                     Investments in the form of Swap Agreements permitted under Section 6.07;

(m)                             investments constituting deposits described in clauses (c) and (d) of the definition of “Permitted Encumbrances” and endorsements of instruments for collection or deposit in the ordinary course of business;

(n)                                 other Investments in an aggregate amount not to exceed $75,000,000 at any time outstanding; and

(o)                                 the Acquisition.

For the purposes of this Section, any unreimbursed payment by Parent or any Restricted Subsidiary for goods or services delivered to any Subsidiary shall be deemed to be an Investment in such Subsidiary.

SECTION 6.05.                     Asset Sales.  Parent will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Parent permit any Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary (other than to Parent or any other Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:

(a)                                 (i) sales of inventory, (ii) sales, transfers and other dispositions of used, surplus, obsolete or outmoded machinery or equipment and (iii) dispositions of cash and Cash Equivalents, in each case (other than in the case of clause (iii)) in the ordinary course of business;

(b)                                 sales, transfers, leases and other dispositions to Parent or any Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;

(c)                                  the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(d)                                 dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(e)                                  leases or subleases of real property granted by Parent or any Restricted Subsidiary to third Persons not interfering in any material respect with the business of Parent or any Restricted Subsidiary, including, without limitation, retail store lease assignments and surrenders;

(f)                                   the sale, transfer or other disposition of patents, trademarks, copyrights and other intellectual property (i) in the ordinary course of business, including pursuant to non-exclusive licenses of intellectual property, or (ii) which, in the reasonable judgment of Parent or any Restricted Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of business;

(g)                                  sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section; provided that the aggregate fair value of all assets sold, transferred or otherwise disposed of in reliance on this clause (g) during any fiscal year of Parent shall not exceed 10% of Total Assets as of the last day or the immediately preceding year;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (a)(ii), (a)(iii), (b) or (d) above) shall be made for fair value and, in the case of sales, transfers, leases and other dispositions permitted by clauses (c), (f)(ii) and (g) above, for at least 75% cash consideration; provided that for purposes of the foregoing, the amount of (i) any liabilities (as shown on the Parent’s most recent balance sheet or in the notes thereto) of Parent or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Secured Obligations) that are assumed by the transferee of any such assets and from which Parent and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale, and (iii) any Designated Noncash Consideration received by Parent or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $40,000,000, shall be deemed to be cash for purposes of this paragraph and for no other purpose.

SECTION 6.06.                     Sale/Leaseback Transactions.  Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after Parent or a Restricted Subsidiary acquires or completes the construction of such fixed or capital assets.

SECTION 6.07.                     Swap Agreements.  Parent will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Parent or a Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 6.08.                     Restricted Payments; Certain Payments of Indebtedness.

(a)                                 Parent will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Stock) of Parent, (ii) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to Parent and the Restricted Subsidiaries), (iii) Parent may make Restricted Payments, not exceeding $5,000,000 during any fiscal year of Parent, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Parent and the Restricted Subsidiaries (with any unused amount available in the following fiscal year only), (iv) Parent may repurchase Equity Interests upon the exercise of stock options, deferred stock units and restricted shares to the extent such Equity Interests represent a portion of the exercise price of such stock options, deferred stock units or restricted shares, (v) Parent may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in Parent, (vi) Parent may make other Restricted Payments, provided that at the time of and immediately after giving effect to any such Restricted Payment referred to in this clause (vi), (A) no Event of Default shall have occurred and be continuing, (B) after giving effect to such Restricted Payment and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 3.50 to 1.00 (calculated as of the last day of the fiscal quarter of Parent then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)), (C) the amount of such repurchase or other Restricted Payment shall not exceed the Available Amount as of the date thereof and (D) Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of Parent in form reasonably satisfactory to the Administrative Agent conforming compliance with this clause (vi), including computations demonstrating compliance with the requirement set forth in clause (B) above, (vii) so long as no Event of Default has occurred and is continuing, Parent may declare and make Restricted Payments in an aggregate amount not to exceed $10,000,000 in any fiscal quarter in respect of dividends on Parent’s common stock; provided that such amount shall increase to $15,000,000 in any fiscal quarter if the Senior Secured Leverage Ratio as of the end of the most recent fiscal quarter for which a Compliance Certificate has been delivered is less than 2.00 to1.00 and (viii) Parent and its Restricted Subsidiaries may make other Restricted Payments in an amount not to exceed $50,000,000 in the aggregate.

(b)                                 Parent will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness permitted by Section 6.01(xii), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness, except:

(i)                                     payments of regularly scheduled interest and principal payments as and when due in respect of any Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii)                                  refinancings of Specified Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(iii)                               payments of or in respect of Indebtedness solely by issuance of the common stock of Parent;

(iv)                              payments of or in respect of Indebtedness incurred by any Restricted Subsidiary that is not a Loan Party; and

(v)                                 other payments of or in respect of Indebtedness; provided that at the time of and immediately after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing, (B) after giving effect to such payments and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 3.50 to 1.00 (calculated as of the last day of the fiscal quarter of Parent then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)), (C) the amount of such payment shall not exceed the Available Amount as of the date thereof and (D) Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of Parent in form reasonably satisfactory to the Administrative Agent conforming compliance with this clause (vi), including computations demonstrating compliance with the requirement set forth in clause (B) above.

(c)                                  Parent will not, and will not permit any of the Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any documentation governing Specified Indebtedness.

SECTION 6.09.                     Transactions with Affiliates.  Parent will not, and will not permit any Restricted Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Parent or such Restricted Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties, (b) transactions between or among Parent and the Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of Parent or any Restricted Subsidiary, as determined by the board of directors of Parent in good faith and (e) the transactions described in Section 6.09 of the Disclosure Letter.

SECTION 6.10.                     Restrictive Agreements.  Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of Parent or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Loan Agreement Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Parent or to Guarantee the Loan Agreement; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date identified in Section 6.10 of the Disclosure Letter (but shall apply to any amendment or modification), (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) in the case of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary, (E) restrictions and conditions set forth in the definitive documentation governing the ABL Credit Agreement and the Senior Note, provided that, in the case of clause (a) above, such restrictions and conditions are no more onerous than those set forth in the ABL Credit Agreement and the Senior Notes Indenture as in effect on the Effective Date,  (F) restrictions and conditions imposed by agreements relating to Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted under Section 6.01(a) and (G) cash to secure letters of credit and other segregated deposits that are permitted pursuant to Section 6.02(h), provided that such restrictions and conditions apply only to such Restricted Subsidiaries that are not Loan Parties, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(a)(v) if such restrictions or conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted under Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Restricted Subsidiary.  Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Guarantee and Collateral Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Collateral Documents.

SECTION 6.11.                     Amendment of Organizational Documents.  Parent will not, or will permit any Restricted Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, in either case, to the extent such amendment, modification or waiver would be adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document.

SECTION 6.12.                     Changes in Fiscal Periods.  Parent will not change its fiscal year or its method of determining fiscal quarters.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)                                 the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)                                  any representation, warranty or certification made or deemed made by or on behalf of Parent or any Restricted Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)                                 Parent shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of Parent or the Borrower) or 5.11 or in Article VI;

(e)                                  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) any Loan Party’s knowledge of such breach or (ii) notice thereof from the Administrative Agent;

(f)                                   Parent or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)                                  any event or condition shall occur that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Swap Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01; provided, further, that no such event under the ABL Credit Agreement shall constitute an Event of Default under this clause (g) until the earliest to occur of (x) 30 days after the date of such Event of Default (during which period such Event of Default is not waived or cured), (y) the acceleration of the Indebtedness under the ABL Credit Agreement and (z) the exercise of remedies by the administrative agent or lenders under the ABL Credit Agreement in respect of a material portion of the ABL Priority Collateral;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Parent or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     Parent or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of Parent or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (i) of this Article;

(j)                                    Parent or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against Parent or any Restricted Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Parent or any Restricted Subsidiary to enforce any such judgment;

(l)                                     one or more ERISA Events shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m)                             a Change in Control shall occur;

(n)                                 any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(o)                                 any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien or any material Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents to a Person that is not a Loan Party, (ii) the release thereof as provided in the applicable Collateral Document or Section 9.16 or (iii) as a result of the failure of the Administrative Agent to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (B) continue in accordance with applicable law the effectiveness of any UCC financing statement;

(p)                                 the Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Administrative Agent or the other Secured Parties;

(q)                                 the Merger shall not have been consummated within one Business Day after the Effective Date (unless such failure is the result of a failure of the Secretary of State of the State of Delaware to recognize the Merger on a timely basis);

then, and in every such event (other than an event with respect to Parent or the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to Parent or the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative

Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment).  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Parent or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower or any Lender as a result of, any determination of the All-in Yield.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof).  The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for Parent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the bad faith, negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such.  In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the

Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  The fees payable by Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Parent and such successor.  Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any farther action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender.  Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with the Loan Documents or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.  In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.

In furtherance of the foregoing and not in limitation thereof, no Swap Agreement the obligations under which constitute Secured Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document.  By accepting the benefits of the Collateral, each Secured Party that is a party to any such Swap Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is a Permitted Encumbrance or that is permitted by Section 6.02(d), (e), (g) and (h).  The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.14, 2.15 and 9.03) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)                                  and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

To the extent required by any applicable laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.15, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph.  The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of Parent’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Parent or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

ARTICLE IX

Miscellaneous

SECTION 9.01.                     Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)                                                       if to Parent or the Borrower, to it at (A) The Men’s Wearhouse, Inc., 40650 Encyclopedia Circle, Fremont, California 94538, Attention: Jon Kimmins, Chief Financial Officer (Fax No. (510) 657-0872), and (B) The Men’s Wearhouse, Inc., 6380 Rogerdale Road, Houston, Texas 77072, Attention: Laura Ann Smith, Vice President — Corporate Compliance (Fax. No. (281) 776-7150), with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, Attention: Jeffrey M. Goldfarb (Fax No. (121) 728-9507);

(ii)                                       if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 S. Dearborn Street, Mail Code IL1-0010, 7th Floor, Chicago, IL 60603, Attention of La Desiree Williams (Fax No. 888-292-9533) (with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 44th Floor, Mail Code:  NY1K855, New York, New York 10177, Attention of Warfield Price (Fax No. 917-463-3267); and

(iii)                                    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) and (iii) delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b)                                 Notices and other communications to the Lenders hereunder maybe delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the

Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or Parent (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Parent agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.

SECTION 9.02.                     Waivers; Amendments.

(a)                                 No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 Except as provided in Sections 2.18, 2.19, 9.02(c) and 9.19, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, Parent, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower, Parent and the Administrative Agent to cure any technical error, ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon or reduce or forgive any interest or fees (including any prepayment fees) payable hereunder without the written consent of each Lender directly affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.06, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (D) change Section 2.16(b) or 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release substantially all of the value of the Guarantees provided by the Guarantors (including, in each case, by limiting liability in respect thereof) created under the Collateral Agreement without the written consent of each Lender (except as expressly provided in Section 9.16 or the Collateral Agreement) (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Collateral Documents), it being understood that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee), (G) release all or substantially all the Collateral from the Liens of the Collateral Documents, without the written consent of each Lender (except as expressly provided in Section 9.16 or the applicable Collateral Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Collateral Documents), it being understood that an amendment or other modification of the type of obligations secured by the Collateral Documents shall not be deemed to be a release of the Collateral from the Liens of the Collateral Documents), and (H) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.  Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of, in the case of any amendment, waiver or other modification referred to in clause (ii) of the first proviso of this paragraph, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification.

(c)                                  Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or in any other Collateral Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement.”  Additionally, the Administrative Agent may, without the consent of any Lender:  (i) enter into any Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement (or any amendment or supplement thereto) to the extent the Loan Parties have incurred Indebtedness secured by Liens that are required to be subject to the Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement and (ii) enter into any supplements to the Loan Documents contemplated by the definition of Permitted Borrower Reorganization.

(d)                                 The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender.  Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03.                     Expenses; Indemnity; Damage Waiver.

(a)                                 Parent (and if Parent is not the Borrower, the Borrower) shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent, the Arranger and their Affiliates, and if deemed necessary by the Administrative Agent, one local counsel in each applicable jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Commitment Letter and the Fee Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the.  transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Parent (and if Parent is not the Borrower, the Borrower) shall indemnify the Administrative Agent (and any subagent thereof), each Arranger, the Syndication Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, enforcement, delivery and administration of the Commitment Letter, the Fee Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Commitment Letter, the Fee Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under to or from any property currently or formerly owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Parent or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such proceeding is initiated against or by any party to this Agreement, or any Affiliate thereof, by an Indemnitee or any third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.  This Section shall, not apply to any Taxes (other than Other Taxes or any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim).

(c)                                  To the extent that Parent (and if Parent is not the Borrower, the Borrower)  fails to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent (or any sub-agent thereof) (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) in its capacity as such, or against any Related Party of the Administrative Agent (or any sub-agent thereof) acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Loans and unused Commitments, in each case, at the time (or most recently outstanding and in effect).

(d)                                 To the extent permitted by applicable law, Parent (and if Parent is not the Borrower, the Borrower) shall not assert, or permit any of its Affiliates or Related Parties to assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04.                     Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Parent (except in connection with a Permitted Borrower Reorganization) and the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Parent and the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agent and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agent and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(i)                                     the Borrower; provided that no consent of Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment by any Initial Lender in connection with the syndication of the credit facility provided for herein at any time prior to the 60th day following the Effective Date and (3) if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, for any other assignment; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(ii)                                  the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(iii)                               Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iv)                              Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(v)                                 The Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi)                              Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto.  Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vii)                           No such assignment shall be made to Parent or any of its Subsidiaries, except as set forth in Section 9.04(e).

(c)                                  (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(e) (it being understood that the documentation required under Section 2.15(e) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(ii)                                     Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment or Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of the Loans owing to it to the Borrower on a non-pro rata basis, subject to the following limitations:

(i)                                     Such sale, assignment or transfer shall be pursuant to one or more modified Dutch auctions conducted by the Borrower (each, an “Auction”) to repurchase all or any portion of the Loans; provided that (A) notice of and the option to participate in the Auction shall be provided to all Lenders and (B)

the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish, which are consistent with this Section 9.04(e) and the Auction Procedures and are otherwise reasonably acceptable to the Borrower, the Auction Manager and the Administrative Agent;

(ii)                                  With respect to all repurchases made by the Borrower or any of its Subsidiaries pursuant to this Section 9.04(e), (A) the Borrower shall deliver to the Auction Manager an officer’s certificate stating that, as of the launch date of the related Auction and the effective date of any such repurchase, it is not in possession of any information regarding the Borrower or its Subsidiaries, or their assets, the Loan Parties’ ability to perform the Obligations or any other matter regarding the Borrower or its Subsidiaries that may be material to a decision by any Lender to participate in any Auction or repurchase any such Loans that has not previously been disclosed to the Auction Manager, the Administrative Agent and the non-public Lenders, (B) the Borrower shall not use the proceeds of any borrowings under the ABL Credit Agreement to repurchase such Loans and (C) the assigning Lender and the Borrower shall execute and deliver to the Auction Manager an Assignment and Assumption with respect to such repurchase; and

(iii)                               Immediately following a repurchase by the Borrower or its Subsidiaries pursuant to this Section 9.04(e), the Loans so repurchased shall, without further action by any Person, be deemed canceled and no longer outstanding (and may not be resold by the Borrower or such Subsidiary) for all purposes of this Agreement and all other Loan Documents.

SECTION 9.05.                     Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, the Syndication Agent, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.13, 2.14, 2.15, 2.16(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.                     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Commitment Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Commitment Letter or the Fee Letter (or any separate letter agreements with respect to fees payable to the Administrative Agent) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).  Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.                     Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.                     Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.                     Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement shall be construed in accordance with and governed by the law of the State of New York.  Notwithstanding the foregoing, (i) interpretation the definition of “Company Material Adverse Effect” (as defined in Acquisition Agreement) or the equivalent term under the Acquisition Agreement and whether a Company Material Adverse Effect has occurred, (ii) the determination of the accuracy of any Acquisition Agreement Representation and whether as a result of any inaccuracy thereof the Borrower has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)                                 Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c)                                  Parent and the Borrower each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.                     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)

ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.                     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.                     Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to Parent or any Subsidiary or its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender or any Affiliate of any of the foregoing on a non-confidential basis from a source other than Parent; provided that, in the case of clause (c) above, the party disclosing such information shall provide to Parent prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with Parent in obtaining a protective order for, or other confidential treatment of, such disclosure.  For the purposes of this Section, “Information” means all information received from Parent relating to Parent or any Subsidiary or their businesses or the Collateral, other than any such information that is available to the Administrative Agent or any Lender, or any Affiliate of any of the foregoing, on a non-confidential basis prior to disclosure by Parent; provided that, in the case of information received from Parent after the date hereof, such information is clearly identified at the time of delivery as confidential.

SECTION 9.13.                     Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to Parent in violation of applicable law.

SECTION 9.14.                     USA Patriot Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.

SECTION 9.15.                     Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16.                     Release of Liens and Guarantees.  A Guarantor (other than Parent) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Collateral Documents in Collateral owned by such Guarantor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Restricted Subsidiary (including any voluntary liquidation or dissolution of such Guarantor in accordance with Section 6.03); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  Upon any sale or other transfer by any Loan Party (other than to Parent or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.17.                     No Fiduciary Relationship.  Parent, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Parent, the Subsidiaries and its other Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Syndication Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  The Administrative Agent, the Arrangers, the Syndication Agent, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Parent, the Subsidiaries and its other Affiliates, and none of the Administrative Agent, the Arrangers, the Syndication Agent, the Lenders or their Affiliates has any obligation to disclose any of such interests to Parent, the Subsidiaries or its other Affiliates.  To the fullest extent permitted by law, Parent hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Syndication Agent, the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18.                     Non-Public Information.

(a)                                 Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Parent or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI.  Each Lender represents to Parent and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws:

(b)                                 Parent and each Lender acknowledge that, if information furnished by the Loan Parties pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that Parent has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if Parent has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives.  Parent agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Parent that is suitable to be made available to Public Side Lender Representatives, and the Administrative

Agent shall be entitled to rely on any such designation by Parent without liability or responsibility for the independent verification thereof.

SECTION 9.19.                     Intercreditor Agreement.  The Lenders acknowledge that the obligations of the Loan Parties under the ABL Credit Agreement are secured by Liens on assets of the Loan Parties that constitute Collateral and that the relative Lien priority and other creditor rights of the Secured Parties and the secured parties under the ABL Credit Agreement will be set forth in the Intercreditor Agreement.  Each Lender hereby acknowledges that it has received a copy of the Intercreditor Agreement.  Each Lender hereby irrevocably (a) consents to the subordination of the Liens on the ABL Priority Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, (c) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement.  Each Lender hereby further irrevocably authorizes and directs the Administrative Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Secured Obligations and the ABL Credit Agreement as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender.  The Administrative Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Intercreditor Agreement to the full extent thereof. The foregoing provisions are intended as an inducement to the secured parties under the ABL Credit Agreement to extend credit to the Borrower and such secured parties are intended third party beneficiaries of such provisions.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE MEN’S WEARHOUSE, INC.

By:	/s/ Jon W. Kimmins
	Name:	Jon W. Kimmins
	Title:	Executive Vice President, Chief
Financial Officer, Treasurer and Principal
Financial Officer

[Signature Page to the Term Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender,

By:	/s/ John Kushnerick
	Name:	John Kushnerick
	Title:	Vice President

[Signature Page to the Term Credit Agreement]

Schedule 2.01

Commitments

Lender	Tranche B Term Commitment
JPMorgan Chase Bank, N.A.	$1,100,000,000
Total	$1,100,000,000

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below).  Capitalized terms used in this Assignment and Assumption but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including any Guarantees included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):(1)
[and is [a Lender] [an Affiliate/Approved Fund of [identify Lender](2)]]

3.	Borrower:	(i) prior to a Permitted Borrower Reorganization, The Men’s Wearhouse, Inc. and its successor and (ii) from and after a Permitted Borrower Reorganization, the New Subsidiary Borrower and its successor

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement referred to below

5.	Credit Agreement:	The Term Credit Agreement dated as of June 18, 2014, among The Men’s Wearhouse, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

(1)                                 Shall not be a natural Person or the Parent, any Subsidiary or any other Affiliate of the Parent.

(2)                                 Select as applicable.

Exhibit A-1

6.                                      Assigned Interest:

Facility Assigned(3)	Aggregate Amount of Loans of the applicable Class of all Lenders(4)	Amount of Loans of the applicable Class Assigned	Percentage Assigned of Aggregate Amount of Loans of the applicable Class of all Lenders(5)
	$	$		%

Effective Date:                                  , 20       [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

The terms set forth above are hereby agreed to:	Consented to and Accepted:

, as Assignor,	JPMORGAN CHASE BANK, N.A., as Administrative Agent,(7)

By	By
Name:	Name:
Title:	Title:

, as Assignee,(6)	Consented to:

[THE MEN’S WEARHOUSE, INC.][NEW SUBSIDIARY BORROWER], as Borrower,
By

Name:	By
Title:	Name:
Title:](8)

(3)                                 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Tranche B Term Loans”, “Incremental Term Loans”, “Extended Term Loans”, etc.).  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4)                                 Must comply with the minimum assignment amounts set forth in Section 9.04(b)(iii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.

(5)                                 Set forth, to at least 9 decimals, as a percentage of the aggregate Loans of all Lenders under the Credit Agreement.

(6)                                 The Assignee must deliver to the Borrower all applicable Tax forms required to be delivered by it under Section 2.15(e) of the Credit Agreement.

(7)                                 No consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Exhibit A-2

(8)                                 No consent of the Borrower is required for (1) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment by any Initial Lender in connection with the syndication of the credit facility provided for herein at any time prior to the 60th day following the Effective Date and (3) if an Event of Default under clause (a), (b), (h) or (i) of Article VII of the Credit Agreement has occurred and is continuing, for any other assignment. The Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof.

Exhibit A-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Parent, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Parent, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the rights and obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax, (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.15(e) thereof), duly completed and executed by the Assignee and (vii) the Administrative Agent has received a processing and recordation fee of $3,500 (unless waived or reduced in the sole discretion of the Administrative Agent) as of the Effective Date; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

Exhibit A-4

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Exhibit A-5

EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.
as Administrative Agent
Loan and Agency Services
10 South Dearborn Street
Mail Code IL1-0010, 7th Floor
Chicago, Illinois 60603

Attention: La Desiree Williams
Fax: 888-292-9533

[Date]

Ladies and Gentlemen:

Reference is made to the Term Credit Agreement dated as June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Class of Borrowing:(1)

(B)	Aggregate principal amount of Borrowing:(2)

(C)	Date of Borrowing (which is a Business Day):

(D)	Type of Borrowing:(3)

(E)	Initial Interest Period:(4)

(1)                                 Specify whether the requested Borrowing is to be a Tranche B Term Borrowing or an Incremental Term Borrowing of a particular Series.

(2)                                 Must comply with Sections 2.01 and 2.02(c) of the Credit Agreement.

(3)                                 Specify whether the requested Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (or such greater number as may be agreed to by the Administrative Agent) Eurodollar Borrowings outstanding.

(4)                                 Applicable to Eurodollar Borrowings only. Shall be a period contemplated by the definition of the term “Interest Period” and can be of one, two, three or six months’ (or, with the consent of each Lender participating in such Borrowing, twelve months’) duration. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Exhibit B-1

(F)                                 Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:                                                                                  )

[Signature page follows]

Exhibit B-2

Very truly yours,

[THE MEN’S WEARHOUSE, INC.] [NEW SUBSIDIARY BORROWER], as Borrower

By:
Name:
Title:

EXHIBIT C

[FORM OF] GUARANTEE AND COLLATERAL AGREEMENT

[Under separate cover]

Exhibit C-1

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below.  The obligations of the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement.  In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

To: The Lenders party to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES IN HIS CAPACITY AS AN OFFICER OF PARENT AND NOT IN HIS INDIVIDUAL CAPACITY, ON BEHALF OF PARENT, THAT TO HIS KNOWLEDGE AFTER DUE INQUIRY:

1.                                      I am the duly elected [                   ](1) of Parent.

2.                                      [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [       ], setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of [Deloitte & Touche LLP](2) required by Section 5.01(a) of the Credit Agreement.](3) [or] [The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as the end of and for the fiscal year ended [ ], setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of [Deloitte & Touche LLP](4) (required by Section 5.01(a) of the Credit Agreement have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov.](5)

[or]

[Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [  ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period of (or, in the case of the balance sheet, as of the end of) the previous fiscal year.] [or] [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for

(1)                                 To be completed by any of the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller.

(2)                                 Or another independent registered public accounting firm of recognized national standing.

(3)                                 Include only in the case of a Compliance Certificate accompanying annual financial statements.

(4)                                 Or another independent registered public accounting firm of recognized national standing.

(5)                                 Include only in the case of a Compliance Certificate accompanying annual financial statements.

Exhibit D-1

the fiscal quarter ended [  ] and the then elapsed portion of the fiscal year have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov ].  Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.]

3.                                      I have reviewed the terms of the Credit Agreement, and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

4.                                      The examinations described in paragraph 3 did not disclose, and I have no knowledge of [, in each case except as set forth below,] (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the consolidated balance sheet of Parent most recently theretofore delivered under Section 5.01(a) or (b) of the Credit Agreement (or, prior to the first such delivery, referred to in Section 3.04 of the Credit Agreement) that has had, or could have, a significant effect on the calculations of the Senior Secured Leverage Ratio or the Total Leverage Ratio.

5.                                      Schedule II hereto sets forth financial data and computations evidencing the Total Leverage Ratio and Senior Secured Leverage Ratio, all of which data and computations are true, complete and correct.

6.                                      [With respect to any Unrestricted Subsidiary of Parent, Schedule III hereto sets forth the balance sheet as of the end of, and statements of operations for, the period specified in Section 2 hereof, prepared in accordance with GAAP.](6)

7.                                      [Enclosed with this Compliance Certificate is a completed Supplemental Perfection Certificate required by Section 5.01(d) of the Credit Agreement.](7)

8.                                      All notices required under Sections 5.03 and 5.04 of the Credit Agreement have been provided.

Described below are the exceptions, if any, to paragraph 4 by listing (i) the nature of each Default, the period during which it has existed and the action which the Borrower has taken, is taking, or propose to take with respect to each such Default or (ii) any change in GAAP or the application thereof and the effect of such change on the calculations of the Senior Secured Leverage Ratio or the Total Leverage Ratio:

The foregoing certifications, together with the computations set forth in Schedule II hereto, are made solely in the capacity of the undersigned as an officer of Parent, and not individually, and delivered this day of , 20[  ].

THE MEN’S WEARHOUSE, INC., as Parent

(6)                                 Include only for any period during which there exists an Unrestricted Subsidiary.

(7)                                 Include only in the case of a Compliance Certificate accompanying annual financial statements.

By:
Name:
Title:

SCHEDULE II

As of [       ] and for the period of four consecutive fiscal quarters of Parent most recently ended on or prior to such date:

1.	Consolidated Net Income: (i)-(ii) =		$[ , , ]

	(i)	the net income or loss of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP:	$[ , , ]

	(ii)(1)	To the extent included in net income referred to in (i):

(a)

the income of any Person (other than Parent) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Parent or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period:

$[ , , ]

(b)

the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary:

$[ , , ]

(c)

the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by Parent to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary:

$[ , , ]

2.	Consolidated EBITDA:(2) (i)+(ii)-(iii)-(iv) =		$[ , , ]

	(i)	Consolidated Net Income for such period:	$[ , , ]

	(ii)(3)	(a) consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection

(1)                                 Items to be set forth without duplication.

(2)                                 Consolidated EBITDA shall be calculated without duplication, to the extent deducted (and not added back) and so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Parent or any Restricted Subsidiary, other than dispositions in the ordinary course of business. For purposes of calculating Consolidated EBITDA for any period, if during such period the Parent or any Restricted Subsidiary shall have consummated a Pro Forma Event since the first day of such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis after giving effect thereto. All items under (ii), (iii) and (iv) shall be determined on a consolidated basis in accordance with GAAP.

(3)                                 Items to be set forth without duplication and to the extent deducted (and not added back) in determining Consolidated Net Income.

Exhibit D-1

	with financing activities) for such period (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations):	$[ , , ]

(b)	consolidated income tax expense for such period:	$[ , , ]

(c)	all amounts attributable to depreciation and amortization for such period:	$[ , , ]

(d)	any non-cash extraordinary charges for such period:	$[ , , ]

(e)	any non-cash compensation charges, including charges arising from restricted stock and stock option grants, for such period:	$[ , , ]

(f)

any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period:

$[ , , ]

(g)	any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement:	$[ , , ]

(h)	any costs, fees, losses and expenses paid in connection with, and other unusual or non-recurring charges (or losses) relating to, the Transactions:(4)	$[ , , ]

(i)

any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses (including, without limitation, restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses

(4)                                 Provided that such costs, fees, losses and expenses and other unusual or non-recurring charges are, in each case, paid or incurred on or prior to the Effective Date or prior to the end of the first full fiscal quarter ending after the Effective Date.

related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business):(5)

$[ , , ]

(j)

costs, fees, losses, expenses, premiums or penalties incurred during such period in connection with Permitted Acquisitions (whether or not consummated), other Investments consisting of acquisitions or assets or equity constituting a business unit, line of business, division or entity (whether or not consummated) and permitted Asset Sales (whether or not consummated), other than Asset Sales effected in the ordinary course of business:

$[ , , ]

	(k)	any expense or charges incurred during such period in connection with any permitted issuance of debt, equity securities or any refinancing transactions:	$[ , , ]

	(l)	amortization of tuxedo rental products:	$[ , , ]

(m)

the excess of rent expense in respect of operating leases in accordance with GAAP for such period over cash rent expense in respect of operating leases for such period (to the extent exceeding cash rent):

$[ , , ]

(iii)(6)

all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income pursuant to clauses (d), (e) or (f) above in such period or in a previous period:

$[ , , ]

(iv)(7)	(a)	any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period:	$[ , , ]

(5)                                 The aggregate amount added back pursuant to this clause (i) may not exceed, when aggregated with the amount of any increase for such period to Consolidated EBITDA pursuant to clause (b) of the definition of “Pro Forma Basis,” 10% (or, for any four fiscal quarter period ending prior to the end of the eighth full fiscal quarter ending after the Effective Date, 20%, so long as any such amount above 10% is attributable to the Transactions and the integration of the Acquired Company and its Subsidiaries) of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (b) or this clause (i)).

(6)                                 Item to be set forth without duplication and to the extent not deducted in determining such Consolidated Net Income.

(7)                                 Items to be set forth without duplication and to the extent included in determining Consolidated Net Income.  Determined on a consolidated basis in accordance with GAAP.

		(b)	any gains for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement in accordance with GAAP for such period:	$[ , , ]

		(c)	the amount, if any, by which cash rent expense for such period exceeded rent expense in respect of operating leases in accordance with GAAP for such period:(8)	$[ , , ]

3.	Senior Secured Indebtedness:(9) The excess of (A) (i.e. (i)+(ii)+(iii)) over (B) =			$[ , , ]

	(A)	(i)

aggregate principal amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding as of such date that is secured by any Lien on any asset of Parent or any Restricted Subsidiary,(10) in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP:(11)

$[ , , ]

		(ii)	aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of Parent and the Restricted Subsidiaries outstanding as of such date,(12) determined on a consolidated basis:	$[ , , ]

(iii)

aggregate obligations of Parent and the Restricted Subsidiaries as an account party in respect of letters of credit or letters of guaranty that is secured by any Lien on any asset of Parent or any Restricted Subsidiary,(13) other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness:

$[ , , ]

(B)

the lesser of (x) the aggregate amount of unrestricted cash and cash equivalents of Parent and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of Parent in accordance with GAAP on such date (other than the cash proceeds

(8)                                 Item to be set forth without duplication and to the extent included in determining Consolidated Net Income.

(9)                                 Items to be set forth without duplication.  Determined on a consolidated basis in accordance with GAAP.

(10)                          Other than Indebtedness of any Foreign Subsidiary that is secured by a Lien only on assets of one or more Foreign Subsidiaries.

(11)                          But without giving effect to any election to value any Indebtedness at “fair value,” as described in Section 1.04(a) of the Credit Agreement, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness.

(12)                          Other than Capital Lease Obligations and Synthetic Lease Obligations of any Foreign Subsidiary that is not Guaranteed by, or otherwise recourse to, Parent or any Domestic Subsidiary.

(13)                          Other than any such obligations of any Foreign Subsidiary that is not Guaranteed by, or otherwise recourse to, Parent or any Domestic Subsidiary.

		of any Indebtedness being incurred on such date) and (y) $100,000,000:	$[ , , ]

4.	Senior Secured Leverage Ratio: (i)/(ii) =		[ ] to [ ]

	(i)	Senior Secured Indebtedness	$[ , , ]

	(ii)	Consolidated EBITDA	$[ , , ]

5.	Total Indebtedness: The excess of (A) (i.e. (i)-(ii))/(iii) over (B) =		$[ , , ]

	(A)	(i)

aggregate principal amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP:(14)

$[ , , ]

		(ii) aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of Parent and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis:	$[ , , ]

(iii)

aggregate obligations of Parent and the Restricted Subsidiaries as an account party in respect of letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness:

$[ , , ]

(B)

the lesser of (x) the aggregate amount of unrestricted cash and cash equivalents of Parent and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of Parent in accordance with GAAP on such date (other than the cash proceeds of any Indebtedness being incurred on such date) and (y) $100,000,000:

$[ , , ]

6.	Total Leverage Ratio: (i)/(ii)		[ ] to [ ]

	(i)	Total Indebtedness as of such date:	$[ , , ]

	(ii)	Consolidated EBITDA for such period:	$[ , , ]

(14)                          But without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a) of the Credit Agreement, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness.

SCHEDULE III

[Financial Statements Required by Section 6 of the Compliance Certificate]

EXHIBIT E

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.
      as Administrative Agent

Loan and Agency Services
10 South Dearborn Street

Mail Code IL1-0010, 7th Floor
Chicago, Illinois 60603

Attention: La Desiree Williams
Fax: 888-292-9533

[Date]

Ladies and Gentlemen:

Reference is made to the Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.05 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1              Borrowing to which this request applies

Principal Amount:
Type:(1)
Interest Period:(2)

2.             Effective date of this election:(3)

3.             Resulting Borrowing[s](4)

Principal Amount:(5)
Type:(6)
Interest Period:(7)

(1)           Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.

(2)           Applicable only if the Borrowing to which this request applies is a Eurodollar Borrowing.

(3)           Must be a Business Day.

(4)           If different options are being elected with respect to different portions of the Borrowing specified in item 1 above, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.

Exhibit E-1

Very truly yours,

[THE MEN’S WEARHOUSE, INC.] [NEW SUBSIDIARY BORROWER], as Borrower

By:
Name:
Title:

(5)           Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.

(6)           Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.

(7)           Applicable only if the resulting Borrowing is to be a Eurodollar Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months’ (or, if agreed to by each Lender participating in such Borrowing, twelve months’) duration.  Cannot extend beyond the Maturity Date applicable to such Borrowing.  If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Exhibit E-1

EXHIBIT F

[FORM OF] PERFECTION CERTIFICATE

[Sent under separate cover]

Exhibit F-1

EXHIBIT G

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE

Reference is made to (a) the ABL Credit Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), and each of the subsidiaries of the Company party thereto, Moores The Suit People Inc., a corporation organized under the laws of New Brunswick, (the “Canadian Borrower”), the banks, financial institutions and other institutional lenders and investors from time to time parties thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent, Collateral Agent (in such capacity, the “ABL Collateral Agent”), Letter of Credit Issuer and Swingline Lender; (b) the Term Credit Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement” and together with the ABL Credit Agreement, the “Credit Agreements”), by and among the Company, the banks, financial institutions and other institutional lenders and investors from time to time parties thereto, JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent (in such capacity, the “Term Collateral Agent”), (c) the ABL Security Agreement, dated as of June 18, 2014  (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Security Agreement”), by and among the Company, the Canadian Borrower, the ABL Collateral Agent and each of the subsidiaries of the Company party thereto; and (d) the Term Security Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Security Agreement”, and together with the ABL Security Agreement, the “Security Agreements”), by and among the Company, the Term Collateral Agent and each of the subsidiaries of the Company party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreements or the Security Agreements (as defined in the Prior Perfection Certificate) as the context requires.

This Certificate is dated as of [  ], 20[ ] and is delivered pursuant to Section 5.01(f) of the ABL Credit Agreement and Section 5.01(d) of the Term Credit Agreement (this Certificate and each other Certificate heretofore delivered pursuant to Section 5.01(f) of the ABL Credit Agreement and Section 5.01(d) of the Term Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Effective Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after Effective Date and prior to the date hereof, the “Prior Perfection Certificate”); provided that Sections 14(b) and 14(c) (and the Schedules related thereto) shall be deemed a part of the Supplemental Perfection Certificate solely with respect to the ABL Credit Agreement.

The undersigned authorized officers of each Grantor (as defined below) hereby certifies to the ABL Collateral Agent and the Term Collateral Agent, respectively, as follows:

SECTION 1.  Names.

(a)           Except as listed in Schedule 1(a) attached hereto(1) and made a part hereof, Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Borrower and Guarantor (collectively, the “Grantors”), as such name appears in its respective Organizational Documents and the type of organization of each Grantor is as listed in Schedule 1(a) to the Prior Perfection Certificate.

(1)           Schedule 1(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 1(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-1

(b)           Except as listed in Schedule 1(d) attached hereto(2) and made a part hereof, Schedule 1(d) to the Prior Perfection Certificate sets forth the Organizational Identification Number, if any, issued by the jurisdiction of organization of each Grantor that is a registered organization, unless such Grantor is registered in a state where the 2010 revisions to Article 9 of the Uniform Commercial Code became effective.

SECTION 2.  Current Locations; Third Party Locations.

(a)           Except as listed in Schedule 2(a) attached hereto(3) and made a part hereof, Schedule 2(a) to the Prior Perfection Certificate sets forth the chief executive office, or principal place of business or domicile (as defined under the Quebec Civil Code), of each Grantor is located at the address set forth opposite its name in Schedule 2(a) to the Prior Perfection Certificate.

(b)           Except as listed in Schedule 2(b) attached hereto(4) and made a part hereof, Schedule 2(b) to the Prior Perfection Certificate sets forth the jurisdiction of organization of each Grantor that is a registered organization is set forth opposite its name in Schedule 2(b) to the Prior Perfection Certificate.

(c)           Except as listed in Schedule 2(c) attached hereto(5) and made a part hereof, Schedule 2(c) to the Prior Perfection Certificate sets forth all the locations where each Grantor maintains a place of business or any Collateral valued in excess of $5,000,000 or any books or records.

(d)           Except as set forth on Schedule 2(d) hereto(6) and made part hereof Schedule 2(d) to the Prior Perfection Certificate sets forth the names and addresses of all other persons or entities other than each Grantor such as lessees, consignees, warehousemen, bailees, freight forwarders, customs brokers, carriers or purchasers of chattel paper, which have possession or control or are intended to have possession or control of any Collateral valued in excess of $1,000,000 consisting of instruments, chattel paper, inventory, equipment or documents of title with respect to the foregoing.

SECTION 3.  Unusual Transactions.  Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto(7) and in Schedule 3 to the Prior Perfection Certificate, all Accounts have been originated by the Grantors and all assets with a value in excess of $[•] have been acquired in the ordinary course of business from a person in the business of selling goods of that kind.

SECTION 4.  [Reserved].

(2)           Schedule 1(d) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 1(d) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(3)           Schedule 2(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(4)           Schedule 2(b) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2(b) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(5)           Schedule 2(c) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2(c) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(6)           Schedule 2(d) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2(d) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(7)           Schedule 3 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 3 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-2

SECTION 5.  UCC Filings; PPSA/RPMRR Filings.  Except as listed in Schedule 5 attached hereto(8) and made a part hereof, the financing statements (duly authorized by each Grantor constituting the debtor therein), including the indications of the collateral relating to the Security Agreements or the applicable Mortgage, are set forth in Schedule 5 of the Prior Perfection Certificate and are in the appropriate forms for filing in the proper Uniform Commercial Code, PPSA or RPMRR filing office, as applicable, in the jurisdiction in which each Grantor is organized (and in the case of each Canadian Grantor, each Canadian jurisdiction in which it maintains any Collateral and in the jurisdiction where it maintains its chief executive office), in each case as set forth with respect to such Grantor in Section 2(b) hereof and thereto.

SECTION 6.  Schedule of Filings.  Except as listed in Schedule 6 attached hereto(9) and made a part hereof, attached to the Prior Perfection Certificate as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, the filing office in which such filing is to be made.

SECTION 7.  Reserved.

SECTION 8.  Stock Ownership and Other Equity Interests.

(a)           Except as set forth on Schedule 8(a) hereto(10) and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate sets forth a true and correct list of all the issued and outstanding Capital Stock of each Subsidiary of each Grantor and the record and beneficial owners of such Capital Stock, and the percentage ownership of each other equity investment held by each Grantor that represents 50% or more of the equity of the entity in which such investment was made.

(b)           Except as set forth on Schedule 8(b) hereto(11) and made a part hereof , Schedule 8(b) to the Prior Perfection Certificate sets forth a true and complete list of each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

(c)           Except as set forth on Schedule 8(c) hereto (12) and made a part hereof, Schedule 8(c) to the Prior Perfection Certificate sets forth a true and correct organizational chart showing the ownership of the Company and all of its Subsidiaries as of immediately following the Jos. A. Banks Acquisition (as defined in the ABL Credit Agreement).

SECTION 9.  Debt Instruments.  Except as set forth on Schedule 9 hereto(13) and made a part hereof, Schedule 9 to the Prior Perfection Certificate sets forth a true and correct list of all promissory notes,

(8)           Schedule 5 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 5 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(9)           Schedule 6 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 6 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(10)         Schedule 8(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 8(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(11)         Schedule 8(b) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 8(b) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(12)         Schedule 8(c) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 8(c) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(13)         Schedule 9 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 9 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-3

instruments, tangible chattel paper, electronic chattel paper and other evidence of indebtedness (other than checks to be deposited in the ordinary course of business) in a principal amount in excess of $1,000,000 (individually) held by each Grantor.  All intercompany indebtedness owing by the Company and each Subsidiary of the Company to any Grantor as of the Closing Date is evidenced by an intercompany note.

SECTION 10.  [Reserved]

SECTION 11.  Intellectual Property.

(a)           Except as set forth on Schedule 11(a) hereto(14) and made a part hereof, Schedule 11(a) to the Prior Perfection Certificate sets forth all of each Grantor’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the ABL Security Agreements and/or the Term Loan Security Agreement, as applicable)  registered with the United States Patent and Trademark Office (the “USPTO”) or the Canadian Intellectual Property Office (the “CIPO”), all Designs (as defined in the Canadian ABL Security Agreement) applied for or registered with the CIPO and all other Patents, Patent Licenses, Trademarks (but excluding intent-to-use Trademarks) (each as defined in the ABL Security Agreement and/or the Term Security Agreement, as applicable) and Trademarks Licenses, including the name of the registered owner and the registration, number of each Patent, Patent License, Trademark, Trademark License and Design owned by each Grantor.

(b)           Except as set forth on Schedule 11(b) hereto(15) and made a part hereof, Schedule 11(b) to the Prior Perfection Certificate sets forth each Grantor’s United States registered Copyrights and Copyright Licenses and Canadian registered Copyrights and Copyright Licenses (each as defined in the ABL Security Agreement and/or the Term Security Agreement, as applicable), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each registered Copyright or Copyright License owned by each Grantor.

(c)           Except as set forth on Schedule 11(d) hereto(16) and made part hereof, Schedule 11(d) to the Prior Perfection Certificate sets forth in proper form for filing with the USPTO, the USCO and the CIPO are the filings necessary to preserve, protect and perfect the security interests in the registered United States and Canadian Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth in Schedule 11(a) and Schedule 11(b), including duly signed copies of each Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

SECTION 12.  Commercial Tort Claims.  Except as set forth on Schedule 12 hereto(17) and made a part hereof, Schedule 12 to the Prior Perfection Certificate sets forth a true and correct list of all Commercial Tort Claims in excess of $1,000,000 held by each Grantor, including a brief description thereof (which description shall include, without limitation, the names of the parties, the case number, the date of

(14)         Schedule 11(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 11(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(15)         Schedule 11(b) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 11(b) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(16)         Schedule 11(d) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 11(d) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(17)         Schedule 12 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 12 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-4

filing, the jurisdiction, the approximate amount in controversy, the current status and the nature of the claim).

SECTION 13.  Real Property.  Except as set forth on Schedule 13 hereto,(18) Schedule 13 to the Prior Perfection Certificate sets forth a true and complete list of (i) real property owned by each U.S. Grantor and located in the United States as of the date hereof with a fair market value in excess of $10,000,000, (ii) real property owned by each Canadian Grantor and located in the United States or Canada as of the date hereof with a fair market value in excess of $10,000,000 and (iii) other information relating thereto required by such Schedule.

SECTION 14.  Deposit Accounts, Securities Accounts and Commodity Accounts; Credit Card Processor Accounts/Contacts.

(a)           Except as set forth on Schedule 14(a) hereto,(19) Schedule 14(a) to the Prior Perfection Certificate sets forth a true and complete list of all Deposit Accounts, Securities Accounts, Futures Accounts and Commodity Accounts (each as defined in the ABL Security Agreement) maintained by each Grantor, including the name of each institution where each such account is held, the name of each such account, the type of each such account (such as concentration account, local store depository account, payroll account or account to pay taxes), the name of each entity that holds each account and whether such account is required to be subject to a control agreement or blocked accounts agreement pursuant to the ABL Credit Agreement and, if not, the reason for exclusion.

(b) Except as set forth on Schedule 14(b) hereto(20) and made part hereof, Schedule 14(b) to the Prior Perfection Certificate sets forth a true and complete list of all credit card settlement accounts maintained by each Grantor, including the name of the credit card processor, the name of each institution where each such account is held, the name of each such account and the account number.

(c) Except as set forth on Schedule 14(c) hereto(21) and made part hereof, Schedule 14(c) to the Prior Perfection Certificate sets forth a true and complete list of all credit card clearinghouses and processors used by each Grantor, including the name of the credit card processor, the contact name, address, and electronic address.

SECTION 15.  Letter of Credit Rights.  Except as set forth on Schedule 15 hereto(22) and made a part hereof, Schedule 15 to the Prior Perfection Certificate sets forth a true and correct list of all Letters of Credit issued in favor of each Grantor, as beneficiary thereunder.

(18)         Schedule 13 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 13 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(19)         Schedule 14(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 14(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(20)         Schedule 14(b) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 14(b) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(21)         Schedule 14(c) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 14(c) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

(22)         Schedule 15 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 15 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-5

SECTION 16.  Insurance.  Except as set forth on Schedule 16 hereto(23) and made part hereof, Schedule 16 to the Prior Perfection Certificate is a copy of the insurance certificate with a true and correct list of all insurance policies of the Grantors.

The Grantors acknowledge and agree that (i) the Term Collateral Agent and each other Secured Party (as defined in the Term Credit Agreement) are relying on the information represented in this Supplemental Perfection Certificate as an inducement to enter into the Term Credit Agreement and provide loans and other financial accommodations to or for the benefit of the Company, subject to the terms and conditions of the Term Credit Agreement and (ii) the ABL Collateral Agent and each other Credit Party (as defined in the ABL Credit Agreement) are relying on the information represented in this Supplemental Perfection Certificate as an inducement to enter into the ABL Credit Agreement and provide financial accommodations to or for the benefit of the borrowers party thereto, subject to the terms and conditions of the ABL Credit Agreement.

[Signature page follows]

(23)         Schedule 16 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 16 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-6

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

Exhibit G-7

Schedule 1(a)

Legal Name of Each Grantor and Type of Organization

Grantor	Type of Organization

Sched. 1(a)-1

Schedule 1(d)

Organizational Identification Number

Grantor	Organizational Identification Number

Sched. 1(d)-1

Schedule 2(a)

Chief Executive Offices, Registered Offices, Principal Place of Business

UNITED STATES

Company/Subsidiary	Address	County	State

CANADA

Company/Subsidiary	Address	County	State or Province

Sched. 2(a)-1

Schedule 2(b)

Jurisdiction of Organization

UNITED STATES

Company/Subsidiary	Address	County	State

CANADA

Company/Subsidiary	Address	County	State or Province

Schedule 2(c)

Location of Places of Business, Collateral and Books and Records

Company/Subsidiary	Address	County	State or Province

Sched. 2(b)-1

Schedule 2(d)

Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

Company/ Subsidiary	Third Party/ Nature of Possession	Address	County	State or Province

Sched. 2(d)-1

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Sched. 3-1

Schedule 5

Copy of Financing Statements and RH Forms (Quebec) To Be Filed

See attached.

Sched. 5-1

Schedule 6

Filings/Filing Offices

Type of Filing(1)	Entity	Applicable Collateral Document	Jurisdictions

(1)                                 UCC-1 financing statement, PPSA filing, RPMRR filing, fixture filing, mortgage, intellectual property filing or other necessary filing.

Sched. 6-1

Schedule 8(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
CANADA

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
USA

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
INTERNATIONAL

Sched. 8(a)-1

Schedule 8(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Sched. 8(b)-1

Schedule 8(c)

Corporate Organizational Chart

See attached.

Sched. 8(c)-1

Schedule 9

Debt Instruments

1.                                      Promissory Notes:

Payee	Payor	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]

2.                                      Chattel Paper:

Description	Pledged [Yes/No]

Sched. 9-1

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

CANADIAN PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Sched. 11(a)-1

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Patent Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Sched. 11(a)-2

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

CANADIAN TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Sched. 11(a)-3

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

CANADIAN INDUSTRIAL DESIGNS:

Registrations:

OWNER	REGISTRATION NUMBER	INDUSTRIAL DESIGN

Applications:

OWNER	APPLICATION NUMBER	INDUSTRIAL DESIGN

Sched. 11(a)-4

Schedule 11(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

CANADIAN COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Sched. 11(b)-1

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Sched. 11(b)-2

Schedule 11(d)

Intellectual Property Filings

See attached.

Sched. 11(d)-1

Schedule 12

Commercial Tort Claims

Description (including information required by Section 13)	Pledged [Yes/No]

Sched. 12-1

Schedule 13

Real Property

Owned Real Property

Entity of Record	Common Name and Address	Purpose/Use
[ ]	[ ] [COUNTY, STATE OR PROVINCE]	[ ]

Sched. 13-1

Schedule 14(a)

Deposit Accounts

Owner	Type Of Account(1)	Bank	Account Numbers	Subject to control agreement or blocked accounts agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Securities Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Futures Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Commodity Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

(1)           Concentration account, local store depository account, payroll account or account to pay taxes, etc.

Sched. 14(a)-1

Schedule 14(b)

Credit Card Settlement Accounts

Credit Card Processor	Account Name	Bank	Account Numbers	Subject to Forwarding to Concentration Account? [Yes/No]	Reason for Exclusion from Forwarding Requirement

Sched. 14(b)-1

Schedule 14(c)

Credit Card Processor Contact Information

Credit Card Processor	Grantor	Types of Card	Contact Person	Address	E-mail

Sched. 14(c)-1

Schedule 15

Letter of Credit Rights

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date

Sched. 15-1

Schedule 16

Insurance

Sched. 16-1

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Borrower means (i) prior to a Permitted Borrower Reorganization, Parent and its successors and (ii) from and after a Permitted Borrower Reorganization, the New Subsidiary Borrower and its successors.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit H-1-1

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Borrower means (i) prior to a Permitted Borrower Reorganization, Parent and its successors and (ii) from and after a Permitted Borrower Reorganization, the New Subsidiary Borrower and its successors.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit H-2-1

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Borrower means (i) prior to a Permitted Borrower Reorganization, Parent and its successors and (ii) from and after a Permitted Borrower Reorganization, the New Subsidiary Borrower and its successors.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its direct or indirect partners/members conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit H-3-1

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Borrower means (i) prior to a Permitted Borrower Reorganization, Parent and its successors and (ii) from and after a Permitted Borrower Reorganization, the New Subsidiary Borrower and its successors.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its direct or indirect partners/members conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Exhibit H-4-1

EXHIBIT I

[FORM OF] INTERCREDITOR AGREEMENT

[Sent under separate cover]

Exhibit I-1

EXHIBIT J

[FORM OF] SOLVENCY CERTIFICATE

[          ], 201[ ]

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented, amended and restated, replaced, or otherwise modified from time to time, the “Credit Agreement”) among The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), J.P. Morgan Chase Bank, N.A., as administrative agent and the financial institutions from time to time party thereto as lenders. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

In my capacity as Chief Financial Officer of Parent (as defined below), and not in my individual or personal capacity, I believe that:

1.                                      Company (as used herein “Company” means Parent and its Subsidiaries, taken as a whole) is not now, nor will the incurrence of the obligations under the Credit Agreement and the consummation of the Acquisition on the Effective Date, on a pro forma basis, render Company “insolvent” as defined in this paragraph; in this context, “insolvent” means that (i) the fair value of assets is less than the amount that will be required to pay the total liability on existing debts as they become absolute and matured, (ii) the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured (iii) it is unable to meet its obligations as they generally become due, or (iv) it ceases to pay its current obligations in the ordinary course of business as they generally become due, or (v) its aggregate property is not, at a fair valuation, sufficient, or if disposed of at a fairly conducted sale under legal process, would not be, sufficient to enable payment of all obligations, due and accruing due.  The term “debts” as used in this Certificate includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent and “values of assets” shall mean the amount of which the assets (both tangible and intangible) in their entirety would change hands between a willing buyer and a willing seller, with a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under compulsion to act.

2.                                      As of the date hereof, after giving effect to the incurrence of the obligations under the Credit Agreement and the consummation of the other Transactions on the Effective Date, the Company is able to pay its debts as they become absolute and mature.

3.                                      The incurrence of the obligations under the Credit Agreement and the consummation of the other Transactions on the Effective Date, on a pro forma basis, will not leave Company with property remaining in its hands constituting “unreasonably small capital.”  I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on my current assumptions regarding the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company in light of projected financial statements and available credit capacity, which current assumption I do not believe to be unreasonable in light of the circumstances applicable thereto.

Exhibit J-1

I represent the foregoing information is provided to the best of my knowledge and belief and execute this Certificate as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:
Name:
Title:

Exhibit J-1

EXHIBIT K

[FORM OF] JUNIOR LIEN INTERCREDITOR AGREEMENT

[See attached]

Exhibit K-1

EXHIBIT K

[FORM OF] JUNIOR PRIORITY INTERCREDITOR AGREEMENT

Among

THE MEN’S WEARHOUSE, INC.,

as the Borrower,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,
as Senior Priority Representative for the First Lien Term Secured Parties,

[                               ],
as Second Priority Representative for the Initial Second Priority Debt Secured Parties,

and

each additional Representative from time to time party hereto

dated as of [      ], 20[  ]

Exhibit K-1

JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [          ], 20[   ] (this “Agreement”), among THE MEN’S WEARHOUSE, INC., a Texas corporation (or any successor thereof) (“the Borrower”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Representative for the First Lien Term Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), [          ], as Representative for the Initial Second Priority Debt Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Administrative Agent (for itself and on behalf of the First Lien Term Secured Parties), the Initial Second Lien Representative (for itself and on behalf of the Initial Second Priority Debt Secured Parties) and each additional Senior Priority Representative (for itself and on behalf of the Additional Senior Secured Parties under the applicable Additional Senior Priority Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Additional Second Priority Secured Parties under the applicable Additional Second Priority Debt Facility) agree as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.01.                                        Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Term Credit Agreement or, if defined in the New York UCC the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL/Term Intercreditor Agreement” has the meaning assigned to the term “Intercreditor Agreement” set forth in the First Lien Term Credit Agreement.

“Additional Second Priority Debt” means any Indebtedness that is issued or guaranteed by the Borrower and/or any Guarantor (other than Indebtedness constituting Initial Second Lien Debt Obligations) which Indebtedness and Guarantees are secured by Liens on the Second Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) as the Liens securing the Initial Second Lien Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the ABL/Term Intercreditor Agreement if it is then in effect pursuant to, and by satisfying the conditions set forth in, Section 8.05 thereof.

“Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements,  indentures or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Second Priority Collateral Documents.

“Additional Second Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Second Priority Debt.

“Additional Second Priority Debt Obligations” means, with respect to any series, issue or class of Additional Second Priority Debt, (a) all principal of, and premium and interest, fees, and expenses payable with respect to, such Additional Second Priority Debt, (b) all other amounts payable to the related Additional Second Priority Secured Parties under the related Additional Second Priority Debt Documents and (c) any renewals or extensions of the foregoing (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law.

“Additional Second Priority Secured Parties” means, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness or any other Additional Second Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional Second Priority Debt Documents.

“Additional Senior Priority Debt” means any Indebtedness that is issued or guaranteed by the Borrower and/or any Guarantor (other than Indebtedness constituting First Lien Term Obligations) which Indebtedness and Guarantees are secured by Liens on the Senior Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies) as the Liens securing the First Lien Term Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof, (B) the ABL/Term Intercreditor Agreement if it is then in effect pursuant to, and by satisfying the conditions set forth in, Section 8.05 thereof and (C) the Pari Passu Lien Intercreditor Agreement; provided, further, that, if such Indebtedness will be the initial Additional Senior Priority Debt incurred by the Borrower after the Closing Date, then the Guarantors, the First Lien Administrative Agent and the Representative for such Indebtedness shall have executed and delivered the Pari Passu Lien Intercreditor Agreement.

“Additional Senior Priority Debt Documents” means, with respect to any series, issue or class of Additional Senior Priority Debt, the promissory notes, credit agreements, loan agreements, indentures, or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Senior Priority Collateral Documents.

“Additional Senior Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Senior Priority Debt.

“Additional Senior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Senior Priority Debt, (a) all principal of, and premium and interest, fees, and expenses payable with respect to, such Additional Senior Priority Debt, (b) all other amounts payable to the related Additional Senior Secured Parties under the related Additional Senior Priority Debt Documents and (c) any renewals or extensions of the foregoing (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law.

“Additional Senior Secured Parties” means, with respect to any series, issue or class of Additional Senior Priority Debt, the holders of such Indebtedness or any other Additional Senior Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional Senior Priority Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

2

“Closing Date” means June 18, 2014.

“Collateral” means the Senior Priority Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Priority Collateral Documents and the Second Priority Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations, recordings and applications in the United States Copyright Office or any similar office in any other country.

“Debt Facility” means any Senior Priority Debt Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Lien Representative, so long as the Second Priority Debt Facility under the Initial Second Lien Debt Documents is the only Second Priority Debt Facility under this Agreement and (ii) at any time when clause (i) does not apply to the Major Second Priority Representative.

“Designated Senior Representative” means (i) the First Lien Administrative Agent, so long as the Senior Priority Debt Facility under the First Lien Term Credit Agreement is the only Senior Priority Debt Facility under this Agreement and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the Pari Passu Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to the Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by the Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Term Obligations” means, with respect to the Shared Collateral, the Discharge of the First Lien Term Obligations with respect to the Shared Collateral; provided that the Discharge of First Lien Term Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Term Obligations with an Additional Senior Priority Debt Facility secured by Shared Collateral under one or more Additional Senior Priority Debt Documents which has been designated in writing by the “Administrative Agent” (under the First Lien Term Credit Agreement so Refinanced) to the Designated Senior Representative as the “First Lien Term Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of First Lien Term Obligations and the Discharge of each Additional Senior Priority Debt Facility has occurred.

“Disposition” means any sale, lease, exchange, transfer or other disposition.

“First Lien Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor agent pursuant to First Lien Term Credit Agreement.

“First Lien Term Credit Agreement” means the Term Loan Agreement dated as of the Closing Date, among Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as First Lien Administrative Agent, as amended from time to time, including after the commencement of any Insolvency or Liquidation Proceeding.

3

“First Lien Term Documents” means the First Lien Term Credit Agreement and all other “Loan Documents,” as defined in the First Lien Term Credit Agreement.

“First Lien Term Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Closing Date, among the Borrower, the Subsidiaries party thereto and the First Lien Administrative Agent, as amended from time to time, including after the commencement of any Insolvency or Liquidation Proceeding.

“First Lien Term Obligations” means all “Secured Obligations,” as defined in the First Lien Term Guarantee and Collateral Agreement (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law.

“First Lien Term Secured Parties” means the First Lien Administrative Agent and the other “Secured Parties” as defined in the First Lien Term Guarantee and Collateral Agreement.

“Grantors” means the Borrower and each Subsidiary of the Borrower that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” has the meaning given in the First Lien Term Credit Agreement.

“Initial Second Lien Debt Agreement” means that certain [                                ], dated as of [    ], 20[   ], among [                                        ], as amended from time to time, including after the commencement of any Insolvency or Liquidation Proceeding.

“Initial Second Lien Debt Documents” means the Initial Second Lien Debt Agreement and any notes, security documents and other operative agreements evidencing or governing Indebtedness thereunder, including any agreement entered into for the purpose of securing the Initial Second Lien Debt Obligations.

“Initial Second Lien Debt Obligations” means the “[Obligations]” as defined in the Initial Second Lien Debt Agreement.

“Initial Second Lien Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor [administrative agent and collateral agent] as provided in the Initial Second Lien Debt Agreement.

“Initial Second Priority Debt Secured Parties” means the “[Secured Parties]” as defined in the Initial Second Lien Debt Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of the assets or liabilities of any Grantor, (c) any liquidation, dissolution, reorganization or winding-up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

4

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II or Annex III hereof required to be delivered by a Representative to the Designated Senior Representative and/or Designated Second Priority Representative, as the case may be, pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Priority Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement with respect to intellectual property to which any Grantor is a party.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Major Second Priority Representative” means the Second Priority Representative of the series of Second Priority Debt Obligations that constitutes the largest outstanding principal amount of any then outstanding series of Second Priority Debt Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“the Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Pari Passu Lien Intercreditor Agreement” means (i) an intercreditor agreement substantially in the form of Exhibit L to the First Lien Term Credit Agreement or (ii) at any time the First Lien Term Credit Agreement is no longer outstanding, a customary intercreditor agreement in form and substance reasonably acceptable to the Senior Priority Representative with respect to each Senior Priority Debt Facility in existence at the time such intercreditor agreement is entered into and Borrower, and which provides that the Liens securing all Indebtedness covered thereby shall be of equal priority (but without regard to the control of remedies).

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent now or hereafter owned by any other Person, or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority (as defined in the First Lien Term Loan Agreement as in effect on the date hereof) or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Priority Representative or any Senior Priority Secured Party from a Second Priority

5

Secured Party in respect of Shared Collateral pursuant to this Agreement including where realized by a debtor or any third party in any Insolvency Proceeding.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Receiver” means a receiver, interim receiver, receiver and manager, liquidator, trustee in bankruptcy or similar Person.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance or replace, or to issue other Indebtedness in exchange for or replacement of, such Indebtedness in whole or in part.  The terms “Refinanced” and “Refinancing” shall have correlative meanings.

“Representatives” means the Senior Priority Representatives and the Second Priority Representatives.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “[Collateral]” (or equivalent term) as defined in any Initial Second Lien Debt Documents or any other Second Priority Debt Document or any other assets of Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the “[Collateral Documents]” as defined in the Initial Second Lien Debt Agreement and each of the security agreements and other instruments and documents executed and delivered by Borrower or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt Documents” means (a) the Initial Second Lien Debt Documents and (b) any Additional Second Priority Debt Documents.

“Second Priority Debt Facilities” means the Initial Second Lien Debt Agreement and any Additional Second Priority Debt Facilities.

“Second Priority Debt Obligations” means the Initial Second Lien Debt Obligations and any Additional Second Priority Debt Obligations.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 270 days (through which 270 day period such Second Priority Representative was the Major Second Priority Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Major Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) all of the outstanding Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Documents; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time any Senior Representative (or any Person authorized by it) has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral, (2) the Senior Representatives are stayed, including pursuant to the ABL/Term Intercreditor Agreement, from pursuing enforcement actions with respect to such Shared Collateral

6

or (3) at any time any Grantor which has granted a Lien in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Secured Parties under the Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of any Initial Second Lien Debt Obligations or the Initial Second Lien Debt Documents Secured Parties, the Initial Second Lien Representative and (ii) in the case of any Additional Second Priority Debt Facility and the Additional Second Priority Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Priority Debt Facility that is named as the Representative in respect of such Additional Second Priority Debt Facility in the applicable Joinder Agreement.

“Second Priority Secured Parties” means the Initial Second Priority Debt Secured Parties and any Additional Second Priority Secured Parties.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Priority Secured Parties and the Second Priority Secured Parties.

“Senior Lien” means the Liens on the Senior Priority Collateral in favor of the Senior Priority Secured Parties under the Senior Priority Collateral Documents.

“Senior Obligations” means the First Lien Term Obligations and any Additional Senior Priority Debt Obligations (provided, that Senior Obligations shall exclude any such obligations the incurrence of which was not permitted under each Second Priority Debt Document extant at the time of the incurrence or issuance thereof).

“Senior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Priority Collateral” means any “Collateral” (or equivalent term) as defined in any First Lien Term Credit Document or any other Senior Priority Debt Document or any other assets of The Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Priority Collateral Document as security for any Senior Obligations.

“Senior Priority Collateral Documents” means the “Collateral Documents” as defined in the First Lien Term Credit Agreement, the Pari Passu Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by The Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Priority Debt Documents” means (a) the First Lien Term Credit Documents and (b) any Additional Senior Priority Debt Documents.

“Senior Priority Debt Facilities” means the First Lien Term Credit Agreement and any Additional Senior Priority Debt Facilities.

“Senior Priority Representative” means (i) in the case of any First Lien Term Obligations or the First Lien Term Secured Parties, the First Lien Administrative Agent and (ii) in the case of any Additional Senior Priority Debt Facility and the Additional Senior Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Priority Debt Facility that is named as the Representative in respect of such Additional Senior Priority Debt Facility in the applicable Joinder Agreement.

7

“Senior Priority Secured Parties” means the First Lien Term Secured Parties and any Additional Senior Secured Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Priority Debt Facility (or their Representatives) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a Lien securing such obligations at such time (or, in the case of the Senior Priority Debt Facilities, are deemed pursuant to Article 2 to hold a Lien). If, at any time, any portion of the Senior Priority Collateral under one or more Senior Priority Debt Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Priority Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a Lien in such Collateral at such time.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person, or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

SECTION 1.02.                                        Terms Generally.  The rules of interpretation set forth in Article I of the First Lien Term Credit Agreement are incorporated herein mutatis mutandis.

ARTICLE 2
PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01.                                        Subordination.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Secured Parties on the Shared Collateral or of any Liens granted to any Senior Priority Representative or any other Senior Priority Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC any applicable law, any Second Priority Debt Document or any Senior Priority Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt

8

Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02.                                        Nature Of Senior Lender Claims.  Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Priority Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced in whole or in part from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03.                                        Prohibition On Contesting Liens.  Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Priority Representative or any of the other Senior Priority Secured Parties or other agent or trustee therefor in any Senior Priority Collateral, and each Senior Priority Representative, for itself and on behalf of each Senior Priority Secured Party under its Senior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Secured Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Priority Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Priority Debt Documents.

SECTION 2.04.                                        No New Liens.    The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Secured Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the Liens securing all Senior Obligations under the Senior Priority Collateral Documents, such Second Priority Representative or Second Priority Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Priority Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Priority Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Priority Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Priority Representative and the other Senior Priority Secured Parties as security for the Senior Obligations.  To

9

the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Priority Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Secured Parties, that any amounts received by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02.

SECTION 2.05.                                        Perfection Of Liens.  Except for the limited agreements of the Senior Priority Representatives pursuant to Section 5.05 hereof, none of the Senior Priority Representatives or the Senior Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 1.01

ARTICLE 3
ENFORCEMENT

SECTION 3.01.                                        Exercise Of Remedies.

(a)                                 So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Secured Party, nor any Receiver appointed by any of them will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure or enforcement proceeding or other action brought with respect to the Shared Collateral or any other Senior Priority Collateral by any Senior Priority Representative or any Senior Priority Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Priority Representative or any Senior Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Priority Representative or any Senior Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Priority Debt Documents or otherwise in respect of the Senior Priority Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Priority Secured Parties from bringing or pursuing any foreclosure or enforcement proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Priority Representatives and the Senior Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral or any other Senior Priority Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Priority Representatives or the Senior Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent as provided in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03 and the Second Priority Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or

10

other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Secured Parties or the avoidance of any Second Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) any Second Priority Secured Party may vote on any plan of reorganization, compromise or arrangement, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding that conforms to the terms and conditions of this Agreement (in each case (A) through (E) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement), and (F) from and after the Second Priority Enforcement Date, the Major Second Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) a Senior Representative (or any Person authorized by it) has not commenced and is not diligently pursuing an enforcement action with respect to any Shared Collateral, (2) the Senior Representatives are stayed, including pursuant to the ABL/Term Intercreditor Agreement, from pursuing enforcement actions with respect to such Shared Collateral or (3) any Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Priority Collateral, the Senior Priority Representatives and the Senior Priority Secured Parties may enforce the provisions of the Senior Priority Debt Documents and exercise rights and remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure or enforcement, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)                                 Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)                                  Subject to the proviso in Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Secured Party will take any action that would hinder any exercise of rights or remedies undertaken by any Senior Priority Representative or any Senior Priority Secured Party with respect to the Shared Collateral under the Senior Priority Debt Documents, including any Disposition of the Shared Collateral, whether by foreclosure, enforcement or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Priority Representatives or the Senior Priority Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Priority Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party is adverse to the interests of the Second Priority Secured Parties.

(d)                                 Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Priority Representatives or the Senior Priority Secured Parties with respect to the Senior Priority Collateral as set forth in this Agreement and the Senior Priority Debt Documents.

(e)                                  Until the Discharge of Senior Obligations, except as expressly provided in the proviso in Section 3.01(a), the Designated Senior Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine

11

and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or Receiver or, other agent or trustee acting on behalf of the Second Priority Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Secured Parties or the Second Priority Debt Obligations.

SECTION 3.02.                                        Cooperation.  Subject to the proviso in Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Priority Secured Parties and the Senior Priority Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03.                                        Actions Upon Breach.  Should any Second Priority Representative or any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Priority Representative or other Senior Priority Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Second Priority Representative or such Second Priority Secured Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Priority Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Priority Representative or any other Senior Priority Secured Party.

ARTICLE 4
PAYMENTS

SECTION 4.01.                                        Application Of Proceeds. So long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Priority Debt Documents and, if applicable, the Pari Passu Lien Intercreditor Agreement, until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Priority Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02.                                        Payments Over.  So long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Shared Collateral or proceeds thereof received by any Second Priority Representative or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral shall be segregated

12

and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Priority Secured Parties, subject to the rights of the Grantors thereto under the Senior Priority Debt Documents, in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE 5
OTHER AGREEMENTS

SECTION 5.01.                                        Releases.

(a)                                 Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, in the event of a Disposition of any specified item of Shared Collateral (including all or substantially all of the Capital Stock of any Subsidiary of the Borrower) (i) in connection with the exercise of remedies in respect of Collateral or (ii) if not in connection with the exercise of remedies in respect of Collateral, so long as such Disposition is permitted by the terms of the Senior Priority Debt Documents, the Liens granted to the Second Priority Representatives and the Second Priority Secured Parties upon such Shared Collateral (but not on the proceeds thereof) to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted to the Designated Senior Representative upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Secured Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense and without any representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b)                                 Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Secured Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)                                  Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Priority Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Priority Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

SECTION 5.02.                                        Insurance And Condemnation Awards.  Unless and until the Discharge of Senior Obligations has occurred, each Senior Priority Representative and the Senior Priority Secured Parties shall have the right to be named as additional insured and additional loss payee under any insurance policies maintained from time to time by any Grantor and, shall have the sole and exclusive right, to the extent the Designated Senior Representative and the Senior Priority Secured Parties are permitted to do so under the Senior Priority Debt Documents

13

and the ABL/Term Intercreditor Agreement and subject in each case to the rights of the Grantors under the Senior Priority Debt Documents, to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Grantors under the Senior Priority Debt Documents, all proceeds of any such policy, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Priority Secured Parties pursuant to the terms of the Senior Priority Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02, subject to the rights of the Grantors to such proceeds under the Senior Priority Debt Documents.

SECTION 5.03.                                        Certain Amendments.

(a)                                 No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Borrower agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Priority Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to JPMORGAN CHASE BANK, N.A., as administrative agent, pursuant to or in connection with the First Lien Term Credit Agreement, dated as of June 18, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent, and the other parties thereto.”

(b)                                 In the event that each applicable Senior Priority Representative and/or the Senior Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Priority Collateral Document or changing in any manner the rights of the Senior Priority Representatives, the Senior Priority Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Priority Collateral) in a manner that is applicable to all Senior Priority Debt Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Secured Party and without any action by any Second Priority Representative, the Borrower or any other Grantor; provided, however, that (x) no such amendment, waiver or consent shall (A) have the effect of removing assets subject to the Lien of any Second Priority Collateral Document, except to the extent that a release of such Lien is provided for in Section 5.01(a) or (B) amend, modify or otherwise affect the rights or duties of any Second Priority Representative in its role as Second Priority Representative without its prior written consent, and (y) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c)                                  The Senior Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Senior

14

Priority Debt Documents may be Refinanced, in each case, without the consent of any Second Priority Representative or Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of the Second Priority Representatives, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of this Agreement.

(d)                                 The Second Priority Debt Documents may be amended, restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Second Priority Debt Documents may be refinanced, renewed, extended or replaced, in each case, without the consent of any Senior Priority Representative or Senior Priority Secured Party; provided, however, that, without the consent of the First Lien Administrative Agent, acting with the consent of the Required Lenders (as such term is defined in the First Lien Term Credit Agreement) and each other Senior Priority Representative (acting with the consent of the requisite holders of each series of Additional Senior Priority Debt), no such amendment, restatement, supplement or modification shall (1) contravene any provision of this Agreement, (2) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) of indebtedness under the Second Priority Debt Documents, or (3) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the aggregate principal amount of term loans and aggregate principal amount of revolving commitments, in each case, under the Senior Priority Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing.

(e)                                  the Borrower agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof.  the Borrower agrees to deliver to the Designated Second Priority Representative copies of (i) any amendments, supplements or other modifications to the Senior Priority Collateral Documents and (ii) any new Senior Priority Collateral Documents promptly after effectiveness thereof

SECTION 5.04.                                        Rights As Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Secured Party becomes a judgment Lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment Lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Priority Representatives or the Senior Priority Secured Parties may have with respect to the Senior Priority Collateral.

SECTION 5.05.                                        Gratuitous Bailee For Perfection.

(a)                                 Each Senior Priority Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Priority Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Priority Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each

15

case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)                                 Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Priority Representatives and the Senior Priority Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Priority Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c)                                  The Senior Priority Representatives and the Senior Priority Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Priority Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(d)                                 The Senior Priority Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Secured Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives and releases the Senior Priority Representatives from all claims and liabilities arising pursuant to the Senior Priority Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e)                                  Upon the Discharge of the Senior Obligations, each applicable Senior Priority Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities and futures intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, and (ii) notify any applicable insurance carrier that it is no longer entitled to be an additional loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier. the Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Priority Representative for loss or damage suffered by such Senior Priority Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct or gross negligence as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Senior Priority Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Secured Party in contravention of this Agreement.  No Senior Priority Representative shall have any liability to any Second Priority Secured Party.

(f)                                   None of the Senior Priority Representatives nor any of the other Senior Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Senior Priority Representative or any Senior Priority Secured Party under the Senior Priority Debt Documents or any assurance of payment in respect thereof or to any Second Priority Secured Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06.                                        When Discharge Of Senior Obligations Deemed To Not Have Occurred.  If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Borrower or any Subsidiary consummates any Refinancing or incurs any Senior Obligations (other than in respect of the

16

payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Priority Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Priority Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments, supplements or modifications to this Agreement, as the Borrower or such new Senior Priority Representative shall reasonably request in writing in order to provide the new Senior Priority Representative the rights of a Senior Priority Representative contemplated hereby, (b) deliver to such Senior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, and (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier.

SECTION 5.07.                                        Purchase Right.  Without prejudice to the enforcement of the Senior Priority Secured Parties’ remedies, the Senior Priority Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of the Senior Priority Debt Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Secured Parties may request, and the Senior Priority Secured Parties hereby offer the Second Priority Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and accrued and unpaid interest, fees, and expenses without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the First Lien Term Credit Agreement)).  If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request.  If one or more of the Second Priority Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually and reasonably acceptable to each of the Senior Priority Representative and the Second Priority Representative.  If none of the Second Priority Secured Parties exercise such right, the Senior Priority Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Priority Debt Documents and this Agreement.

ARTICLE 6
INSOLVENCY OR LIQUIDATION PROCEEDINGS

SECTION 6.01.                                        Financing and Sale Issues.  Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that (A) if any Senior Priority Representative or any Senior Priority Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated

17

to Liens securing Senior Obligations under this Agreement, (y) any “carve-out” or administrative charge for professional and United States Trustee fees agreed to by the Senior Priority Representatives, and (z) all adequate protection liens granted to the Senior Priority Secured Parties, (B) it will raise no objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Priority Representative or any other Senior Priority Secured Party, (C) it will raise no objection to (and will not otherwise contest) any lawful exercise by any Senior Priority Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure or enforcement of Senior Priority Collateral pursuant to Section 363(k) of the Bankruptcy Code or other applicable law, (D) it will raise no objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Priority Secured Party relating to the lawful enforcement of any Lien on Senior Priority Collateral, (E) it will raise no objection to (and will not otherwise contest) any election made by any Senior Priority Representative or any other Senior Priority Secured Party of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, and (F) it will raise no objection to (and will not otherwise contest or oppose) any Disposition (including pursuant to Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) of assets of any Grantor for which any Senior Priority Representative has consented or not objected that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that notice received three Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02.                                        Relief From The Automatic Stay.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03.                                        Adequate Protection.  Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any Senior Priority Representative or any Senior Priority Secured Parties for adequate protection, (b) any objection by any Senior Priority Representative or any Senior Priority Secured Parties to any motion, relief, action or proceeding based on any Senior Priority Representative’s or Senior Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of pre- and/or post-petition interest, fees, expenses or other amounts of any Senior Priority Representative or any other Senior Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise). Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which Lien and/or superpriority claim (as applicable) is subordinated to the Liens securing, and claims with respect to, all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing, and claims with respect to, the Second Priority Debt Obligations are so subordinated to the Liens securing, and claims with respect to, Senior Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Secured Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional or replacement collateral and/or a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Secured Party under their Second Priority Debt Facilities, agree that each Senior Priority Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and/or a superpriority claim (as applicable) and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations and/or superpriority claim (as applicable) shall be subordinated to the Liens on

18

such collateral securing, and claims with respect to, the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens or claims granted to the Senior Priority Secured Parties as adequate protection on the same basis as the other Liens securing, and claims with respect to, the Second Priority Debt Obligations are so subordinated to such Liens securing, and claims with respect to, Senior Obligations under this Agreement.

SECTION 6.04.                                        Preference Issues.  If any Senior Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any Receiver or similar Person therefor), because the payment of such amount was declared to be at undervalue, fraudulent or preferential in any respect or for any other reason (any such amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05.                                        Separate Grants Of Security And Separate Classifications.  Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Priority Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Priority Secured Parties and the Second Priority Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code or otherwise in such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

SECTION 6.06.                                        No Waivers Of Rights Of Senior Priority Secured Parties.  Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Priority Representative or any other Senior Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

19

SECTION 6.07.                                        Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any Receiver for such Grantor.  Each Representative, for itself and its related Secured Parties, further agrees that the provisions of this Article 6 are intended to benefit the Senior Priority Secured Parties with respect to the Collateral under the laws of any jurisdiction outside the United States in which an Insolvency or Liquidation Proceeding may occur to the same extent as if such Insolvency or Liquidation Proceeding was governed by the laws of the United States.

SECTION 6.08.                                        Other Matters.  To the extent that any Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Priority Representative, provided that if requested by any Senior Priority Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Priority Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09.                                        506(c) Claims.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10.                                        Reorganization Securities; Voting.

(a)                                 If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)                                 No Second Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall (1) propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or compromise and/or arrangement that is inconsistent with the priorities or other provisions of this Agreement or (2) vote against any such plan favored by the Senior Priority Secured Parties, other than, in each case, with the prior written consent of the Designated Senior Representative or, in the case of (1), to the extent any such plan (i) satisfies the Senior Obligations in full in cash or (ii) is proposed or supported by the number of Senior Priority Secured Parties required under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

ARTICLE 7
RELIANCE; ETC.

SECTION 7.01.                                        Reliance.  The consent by the Senior Priority Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Priority Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Priority Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured

20

Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Secured Parties have, independently and without reliance on any Senior Priority Representative or other Senior Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02.                                        No Warranties Or Liability.  Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Priority Representative nor any other Senior Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Priority Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Priority Representative nor any other Senior Priority Secured Party shall have any duty to any Second Priority Representative or Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03.                                        Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any Senior Priority Debt Document or any Second Priority Debt Document;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Term Credit Agreement or any other Senior Priority Debt Document or of the terms of any Second Priority Debt Document;

(c)                                  any exchange of any security interest in or other Lien on any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)                                  any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Borrower or any other Grantor in respect of the Senior Obligations (other than as set forth in Section 5.06 hereof) or (ii) any Second Priority Representative or Second Priority Secured Party in respect of this Agreement.

21

ARTICLE 8
MISCELLANEOUS

SECTION 8.01.                                        Conflicts.  Subject to Section 8.21, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (i) the relative rights and obligations of the Senior Priority Representatives and the Senior Priority Secured Parties (as amongst themselves) with respect to any Senior Priority Collateral shall be governed by the terms of the Pari Passu Lien Intercreditor Agreement and in the event of any conflict between the Pari Passu Lien Intercreditor Agreement and this Agreement with respect to the relative rights and obligations of the Senior Priority Secured Parties as among themselves, the provisions of the Pari Passu Lien Intercreditor Agreement shall control and (ii) in the event of any conflict between this Agreement and the ABL/Term Intercreditor Agreement with respect to any ABL Priority Collateral (as defined in the ABL/Term Intercreditor Agreement), the provisions of the ABL/Term Intercreditor Agreement shall control.

SECTION 8.02.                                        Continuing Nature Of This Agreement; Severability.  Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Priority Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03.                                        Amendments; Waivers.

(a)                                 No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which materially increases the obligations or reduces the rights of the Borrower or any Grantor, shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Priority Secured Parties and the Second Priority Secured Parties and their respective successors and assigns.

(c)                                  Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and, upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04.                                        Information Concerning Financial Condition Of the Borrower And The Subsidiaries.  The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a)

22

the financial condition of the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Priority Representative, any Senior Priority Secured Party, any Second Priority Representative or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05.                                        Subrogation.  Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06.                                        Application Of Payments.  Except as otherwise provided herein, all payments received by the Senior Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Priority Debt Documents.  Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07.                                        Additional Grantors.  the Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I.  Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08.                                        Dealings With Grantors.  Upon any application or demand by the Borrower or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Borrower or such other Grantor, as appropriate, shall furnish to such Representative a certificate of a duly authorized officer of the Borrower or such Grantor (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents or taking such action is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09.                                        Additional Debt Facilities.

(a)                                 To the extent, but only to the extent, permitted by the provisions of the Senior Priority Debt Documents and the Second Priority Debt Documents, the Borrower or any other Grantor may incur or issue and sell one or more series or classes of Additional Second Priority Debt and one or more series or classes of Additional Senior Priority Debt. Any such additional class or series of Additional Second Priority Debt (the “Second Priority Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under

23

and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 8.09(b). Any such additional class or series of Senior Priority Debt Facilities (the “Senior Priority Class Debt”; and the Senior Priority Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Priority Collateral Documents, if and subject to the condition that the Representative of any such Senior Priority Class Debt (each, a “Senior Priority Class Debt Representative”; and the Senior Priority Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Priority Class Debt (such Representative and holders in respect of any such Senior Priority Class Debt being referred to as the “Senior Priority Class Debt Parties”; and the Senior Priority Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 8.09(b). In order for a Class Debt Representative to become a party to this Agreement:

(i)                                     such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Second Priority Class Debt Representative) or Annex III (if such Representative is a Senior Priority Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii)                                  the Borrower shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an Responsible Officer of the Borrower and identifying the obligations to be designated as Additional Senior Priority Debt or Additional Second Priority Debt, as applicable, and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Priority Debt, on a senior basis under each of the Senior Priority Debt Documents and (II) in the case of Additional Second Priority Debt, on a junior basis under each of the Second Priority Debt Documents; and

(iii)                               the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt shall provide, or shall be amended on terms and conditions reasonably approved by the Designated Senior Representative and such Class Debt Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

(b)                                 With respect to any Class Debt that is issued or incurred after the Closing Date, the Borrower and each of the other Grantors agrees to take such actions (if any) as may from time to time reasonably be requested by any Senior Priority Representative, any Second Priority Representative or any Major Second Priority Representative, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Collateral Documents (or execute and deliver such additional Collateral Documents) as may from time to time be reasonably requested by such Persons, to ensure that the Class Debt is secured by, and entitled to the benefits of, the relevant Collateral Documents relating to such Class Debt, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Designated Senior Representative and the Designated Second Priority Representative, as the case may be, to enter into, any such technical amendments, modifications and/or supplements (and additional Collateral Documents).

SECTION 8.10.                                        Consent To Jurisdiction; Waivers.  Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

24

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in New York City in the borough of Manhattan, the courts of the United States District Court of the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such action or proceeding in any other jurisdiction;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11.                                        Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)	if to the Borrower or any Grantor, to the Borrower, at its address at:

The Men’s Wearhouse, Inc.,
40650 Encyclopedia Circle,
Fremont, California 94538,
Attention: Jon Kimmins, Chief Financial Officer
Telecopy: (510) 657-0872

and

The Men’s Wearhouse, Inc.,
6380 Rogerdale Road,
Houston, Texas 77072,
Attention: Laura Ann Smith, Vice President Corporate Compliance
Telecopy: (281) 776-7150

with a copy to:

Willkie Farr & Gallagher LLP,
787 Seventh Avenue, New York, New York 10019-6099,
Attention: Jeffrey M. Goldfarb
Telecopy: (121) 728-9507

(ii)	if to the First Lien Administrative Agent, to it at:

JPMORGAN CHASE BANK, N.A.
Loan and Agency Services,

25

10 S. Dearborn Street,
Mail Code IL1-0010, 7th Floor, Chicago, IL 60603,
Attention: La Desiree Williams
Telecopy: 888-292-9533

(iii)	if to the Initial Second Lien Representative, to it at:

[

]

Attention: [ ]
Telecopy: [ ]
Telephone: [ ]

(iv)                              if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.11 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.11.  As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the email address of a representative of the applicable Person provided from time to time by such Person.

SECTION 8.12.                                        Further Assurances.  Each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under the Senior Priority Debt Facility for which it is acting, and each Second Priority Representative, on behalf of itself, and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13.                                        Governing Law; Waiver Of Jury Trial.

(A)                               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B)                               EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14.                                        Binding On Successors And Assigns.  This Agreement shall be binding upon the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15.                                        Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16.                                        Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

26

SECTION 8.17.                                        Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Administrative Agent represents and warrants that this Agreement is binding upon the First Lien Term Secured Parties. The Initial Second Lien Representative represents and warrants that this Agreement is binding upon the Initial Second Lien Debt Documents Secured Parties.

SECTION 8.18.                                        No Third Party Beneficiaries; Successors And Assigns.  The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any Receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19.                                        Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20.                                        Administrative Agent And Representative.  It is understood and agreed that (a) the First Lien Administrative Agent is entering into this Agreement in its capacity as administrative agent under the First Lien Term Credit Agreement and the provisions of the First Lien Term Credit Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the First Lien Administrative Agent hereunder, (b) the Initial Second Lien Representative is entering into this Agreement in its capacity as [administrative agent and collateral agent] under the Initial Second Lien Debt Agreement and the provisions of the Initial Second Lien Debt Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the Initial Second Lien Representative hereunder and (c) each other Representative party hereto is entering into this Agreement in its capacity as trustee or agent for the secured parties referenced in the applicable Additional Senior Priority Debt Document or Additional Second Priority Debt Document (as applicable) and the corresponding exculpatory and liability-limiting provisions of such agreement applicable to such Representative thereunder shall also apply to such Representative hereunder.

SECTION 8.21.                                        Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.01(a) or 5.03(b) with respect to the Second Priority Debt Documents), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Term Credit Agreement, any other Senior Priority Debt Document or any Second Priority Debt Documents, or permit the Borrower or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Term Credit Agreement or any other Senior Priority Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Priority Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Priority Secured Parties, (c) otherwise change the relative rights of the Senior Priority Secured Parties in respect of the Shared Collateral as among such Senior Priority Secured Parties or (d) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Term Credit Agreement or any other Senior Priority Debt Document or any Second Priority Debt Document.

SECTION 8.22.                                        Survival Of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[SIGNATURE PAGES FOLLOW]

27

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as First Lien Administrative Agent

By:
Name:
Title:

[ ], as Initial Second Lien Representative

By:
Name:
Title:

THE MEN’S WEARHOUSE, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

[SIGNATURE PAGE TO JUNIOR PRIORITY

INTERCREDITOR AGREEMENT]

SCHEDULE I

Grantors

[                            ]

SCHEDULE I TO
JUNIOR PRIORITY INTERCREDITOR AGREEMENT

ANNEX I

[FORM OF] SUPPLEMENT NO. [ ] (this “Supplement”) dated as of [          ], 20[ ] to the JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [    ], 20[   ] (the “Junior Priority Intercreditor Agreement”), among THE MEN’S WEARHOUSE, INC. (“the Borrower”), certain subsidiaries of the Borrower (each a “Grantor”), JPMORGAN CHASE BANK, N.A. or any successor thereof, as Administrative Agent under the First Lien Term Credit Agreement, [                     ] or any successor thereof, as Second Priority Representative under the Initial Second Lien Debt Documents, and the additional Representatives from time to time a party thereto.

A.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Intercreditor Agreement.

B.                                    The Grantors have entered into the Junior Priority Intercreditor Agreement. Pursuant to the First Lien Term Credit Agreement, certain Additional Senior Priority Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Junior Priority Intercreditor Agreement. Section 8.07 of the Junior Priority Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Priority Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Term Credit Agreement, the Second Priority Debt Documents and Additional Senior Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

SECTION 1.                            In accordance with Section 8.07 of the Junior Priority Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Priority Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Priority Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Priority Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.                            This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                            Except as expressly supplemented hereby, the Junior Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

A-I-1

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Priority Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Junior Priority Intercreditor Agreement.

SECTION 8.                            the Borrower agrees to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

A-I-2

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Junior Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR],

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative,

By:
Name:
Title:

[ ], as Designated Senior Representative,

By:
Name:
Title:

A-I-3

ANNEX II

[FORM OF] SUPPLEMENT NO. [   ] (this “Representative Supplement”) dated as of [             ], 20[    ] to the JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [             ], 20[    ] (the “Junior Priority Intercreditor Agreement”), among THE MEN’S WEARHOUSE, INC. (“the Borrower”), certain subsidiaries of the Borrower (each a “Grantor”), JPMORGAN CHASE BANK, N.A. or any successor thereof, as Administrative Agent under the First Lien Term Credit Agreement, [             ], or any successor thereof, as Second Priority Representative under the Initial Second Lien Debt Documents, and the additional Representatives from time to time a party thereto.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Intercreditor Agreement.

B.                                    As a condition to the ability of the Borrower or any other Grantor to incur Second Priority Class Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Priority Intercreditor Agreement. Section 8.09 of the Junior Priority Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Junior Priority Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Priority Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1.                            In accordance with Section 8.09 of the Junior Priority Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Junior Priority Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Priority Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Secured Parties. Each reference to a “Representative” or “Second Priority Representative” in the Junior Priority Intercreditor Agreement shall be deemed to include the New Representative. The Junior Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Junior Priority Intercreditor Agreement as Second Priority Secured Parties.

SECTION 3.                            This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

A-II-1

SECTION 4.                            Except as expressly supplemented hereby, the Junior Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                         THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Priority Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.                            the Borrower agrees to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

A-II-2

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Priority
Representative,

By:
Name:
Title:

A-II-3

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

THE MEN’S WEARHOUSE, INC.

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

A-II-4

SCHEDULE I

A-II-5

ANNEX III

[FORM OF] SUPPLEMENT NO. [   ] (this “Representative Supplement”) dated as of [             ], 20[   ] to the JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of[             ], 20[   ] (the “Junior Priority Intercreditor Agreement”), among THE MEN’S WEARHOUSE, INC. (“the Borrower”), certain subsidiaries of the Borrower (each a “Grantor”), JPMORGAN CHASE BANK, N.A. or any successor thereof, as Administrative Agent under the First Lien Term Credit Agreement, [             ] or any successor thereof, as Second Priority Representative under the Initial Second Lien Debt Documents, and the additional Representatives from time to time a party thereto.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Intercreditor Agreement.

B.                                    As a condition to the ability of the Borrower or any other Grantor to incur Senior Priority Class Debt after the date of the Junior Priority Intercreditor Agreement and to secure such Senior Priority Class Debt with the Senior Lien and to have such Senior Priority Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Priority Collateral Documents, the Senior Priority Class Debt Representative in respect of such Senior Priority Class Debt is required to become a Representative under, and such Senior Priority Class Debt and the Senior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Priority Intercreditor Agreement. Section 8.09 of the Junior Priority Intercreditor Agreement provides that such Senior Priority Class Debt Representative may become a Representative under, and such Senior Priority Class Debt and such Senior Priority Class Debt Parties may become subject to and bound by, the Junior Priority Intercreditor Agreement, pursuant to the execution and delivery by the Senior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Priority Intercreditor Agreement. The undersigned Senior Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1.                            In accordance with Section 8.09 of the Junior Priority Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Priority Class Debt and Senior Priority Class Debt Parties become subject to and bound by, the Junior Priority Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Priority Intercreditor Agreement applicable to it as a Senior Priority Representative and to the Senior Priority Class Debt Parties that it represents as Senior Priority Secured Parties. Each reference to a “Representative” or “Senior Priority Representative” in the Junior Priority Intercreditor Agreement shall be deemed to include the New Representative. The Junior Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Priority Debt Documents relating to such Senior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Priority Class Debt Parties in respect of such Senior Priority Class Debt will be subject to and bound by the provisions of the Junior Priority Intercreditor Agreement as Senior Priority Secured Parties.

SECTION 3.                            This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature

A-III-1

page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4.                            Except as expressly supplemented hereby, the Junior Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                         THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Priority Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.                            the Borrower agrees to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

A-III-2

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Priority
Representative,

By:
Name:
Title:

A-III-3

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

THE MEN’S WEARHOUSE, INC.

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

A-III-4

SCHEDULE I

A-III-5

EXHIBIT L

[FORM OF] PARI PASSU LIEN INTERCREDITOR AGREEMENT

[See attached]

Exhibit L-1

EXHIBIT L

[FORM OF] PARI PASSU LIEN INTERCREDITOR AGREEMENT

dated as of

[               ], 20[   ]

among

JPMORGAN CHASE BANK, N.A.,
as Credit Agreement Collateral Agent and
as Authorized Representative under the Credit Agreement

[                                       ],
as the Initial Other Authorized Representative,

[                                       ],
as the Initial Other Collateral Agent,

and

each additional Authorized Representative from time to time party hereto

i

PARI PASSU LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of [                  ], 20[  ], among JPMORGAN CHASE BANK, N.A., as administrative agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Authorized Representative”), [                                                   ], as Authorized Representative for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), [                                                   ], as collateral agent for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Collateral Agent”) and each additional Authorized Representative and Collateral Agent from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

Reference is made to (i) the Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among THE MEN’S WEARHOUSE, INC., a Texas corporation (the “Borrower”), each Subsidiary of Parent party thereto from time to time, the Lenders party thereto from time to time, the Administrative Agent and the Credit Agreement Collateral Agent and the other parties named therein, and (ii) the Guarantee and Collateral Agreement dated as of June 18, 2014 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Parent, each Subsidiary of Parent party thereto from time to time and the Collateral Agent.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent, the Credit Agreement Authorized Representative (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties), the Initial Other Collateral Agent and each additional Authorized Representative and Collateral Agent (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE II

DEFINITIONS

SECTION 2.01.           Construction; Certain Defined Terms.

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)                                 Without limiting the provisions of Section 2.03, it is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations.  In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment.  Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c)                                  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Class Debt Collateral Agent” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.14.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Authorized Representative and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative that is the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Applicable Collateral Agent” means (i) until the earlier of (x) Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Collateral Agent shall be the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Agreement Authorized Representative, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative, and (iii) in the case of any other Series of Other First Lien Obligations or Other First Lien Secured Parties that

2

become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Other First Lien Obligations, the Initial Other Collateral Agent, and (iii) in the case of any other Series of Other First Lien Obligations that become subject to this Agreement after the date hereof, the Collateral Agent named for such Series in the applicable Joinder Agreement.

“Controlling Secured Parties” means (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative.

“Credit Agreement” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Credit Agreement Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Credit Agreement Collateral Documents” means the Guarantee and Collateral Agreement, the other “Collateral Documents,” as defined in the Credit Agreement, and any other agreement, document or instrument now existing or entered into after the date hereof that grants a Lien on any assets of Parent or any Subsidiary to secure any Credit Agreement Obligations, as each may be amended from time to time, including after the commencement of any Insolvency or Liquidation Proceeding.

“Credit Agreement Obligations” means all “Secured Obligations,” as defined in the Guarantee and Collateral Agreement (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding, whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law.

“Credit Agreement Secured Parties” means the Credit Agreement Collateral Agent and the other “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Credit Documents” means the Credit Agreement, the Credit Agreement Collateral Documents and all other “Loan Documents,” as defined in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

3

“Discharge” means, with respect to any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by Shared Collateral.  The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means the Discharge of the Credit Agreement Obligations with respect to Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by Shared Collateral under an Other First Lien Document which has been designated in writing by the Credit Agreement Authorized Representative (under the Credit Agreement so Refinanced) to each Other First Lien Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Excess Other First Lien Obligations” shall have the meaning assigned to such term in the definition of Other First Lien Obligations.

“First Lien Documents” means, with respect to the Credit Agreement Obligations, the Credit Agreement Documents, and with respect to the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt, the Other First Lien Documents.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Other First Lien Security Documents.

“Grantors” means Parent and each Subsidiary or direct or indirect parent company of Parent which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Guarantee and Collateral Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Collateral Agreement” means the [Collateral Agreement] dated as of            among the Initial Other Authorized Representative and               .

“Initial Other First Lien Agreement” means [describe the credit agreement, indenture or other document pursuant to which the Initial Other First Lien Obligations are incurred].

“Initial Other First Lien Documents” means the Initial Other First Lien Agreement, the Initial Other Collateral Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness

4

thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Other First Lien Obligations.

“Initial Other First Lien Obligations” means the Other First Lien Obligations pursuant to the Initial Other First Lien Agreement.

“Initial Other First Lien Secured Parties” means the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of the assets or liabilities of any Grantor, (c) any liquidation, dissolution, reorganization or winding-up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the document in the form of Exhibit A to this Agreement required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.14 of this Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations and add Other First Lien Secured Parties hereunder.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Authorized Representative” means the Authorized Representative of the Series of Other First Lien Obligations with an aggregate outstanding principal amount in excess of $25,000,000 that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations; provided, however, that if there are two outstanding Series of Other First Lien Obligations which have an equal outstanding principal amount, the Series of Other First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“Non-Controlling Authorized Representative” means any Authorized Representative that is not the Applicable Authorized Representative at such time.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to Shared Collateral, (2) the Applicable Collateral Agent is stayed from pursuing any enforcement action (including pursuant to the ABL/Term Intercreditor Agreement) or (3) at any time the Grantor

5

that has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means the First Lien Secured Parties which are not Controlling Secured Parties.

“Other First Lien Agreement” means any indenture, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument, pursuant to which any Grantor has or will incur Other First Lien Obligations, including the Initial Other First Lien Agreement; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14.

“Other First Lien Collateral Agents” means each of the Collateral Agents other than the Credit Agreement Collateral Agent.

“Other First Lien Documents” means, with respect to the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt, the Other First Lien Agreements, including the Initial Other First Lien Documents and the Other First Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to Section 5.14 hereto.

“Other First Lien Obligations” means all amounts owing to any Other First Lien Secured Party (including the Initial Other First Lien Secured Party) pursuant to the terms of any Other First Lien Agreement (including the Initial Other First Lien Agreement), including, without limitation, all amounts in respect of any principal, premium, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities and guarantees of the foregoing amounts (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding, whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law; provided that the aggregate principal amount of Other First Lien Obligations in excess of the amount of Indebtedness permitted to be secured on a pari passu basis with the Credit Agreement Obligations pursuant to the Credit Agreement and any fees, interest and expenses related to such excess amount pursuant to the applicable Other First Lien Agreement (such excess amount together with the related fees, interest and expenses, the “Excess Other First Lien Obligations”) shall not constitute Other First Lien Obligations or First Lien Obligations for purposes of this Agreement.

“Other First Lien Secured Party” means the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Other First Lien Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Other First Lien Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC.  Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meaning assigned to them in the UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance or replace, or to issue other Indebtedness in exchange for or replacement of, such Indebtedness in whole or in part.  The terms “Refinanced” and “Refinancing” shall have correlative meanings.

6

“Secured Credit Document” means (i) the Credit Agreement and the Credit Documents (as defined in the Credit Agreement), (ii) the Initial Other First Lien Documents and (iii) each other Other First Lien Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacities as such), and (iii) the Other First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations and (iii) the Other First Lien Obligations incurred pursuant to any Other First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or Collateral Agents on behalf of such holders) hold a valid and perfected security interest or Lien at such time.  If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

ARTICLE III

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 3.01.           Priority of Claims.

(a)                                 Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Lien Secured Party or received by the Applicable Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Applicable Collateral Agent in the following order:

(a)                                 FIRST, to the payment of all reasonable costs and expenses incurred by each Collateral Agent (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other Secured Credit Documents or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Secured Credit Documents;

(b)                                 SECOND, subject to Section 1.01(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the First Lien Obligations of each Series (the amounts so applied to be distributed among the First Lien Secured Parties pro rata in accordance with the respective amounts of the First Lien Obligations owed to them on the date of any such distribution and in accordance with the terms of the applicable Secured Credit Documents); and

7

(c)                                  THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

If, despite the provisions of this Section 2.01(a)(ii), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b)                                 Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(c)                                  It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(d)                                 Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 3.02.           Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)                                 With respect to any Shared Collateral, notwithstanding Section 2.01, only the Applicable Collateral Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral).  At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Other First Lien Secured Party shall or shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any intercreditor agreement with respect to Shared Collateral), whether under any Other First Lien Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent and the Credit Agreement Authorized Representative, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.

(b)                                 With respect to any Shared Collateral at any time when any Other First Lien Collateral Agent is the Applicable Collateral Agent, (i) such Other First Lien Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) such Other First Lien Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct such Other First Lien Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession

8

of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, such Shared Collateral (including with respect to any intercreditor agreement with respect to such Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only such Other First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Other First Lien Security Documents applicable to it, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.

(c)                                  Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations, the Applicable Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Collateral.  No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so.  The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d)                                 So long as the Credit Agreement Collateral Agent is a party to this Agreement, this Agreement shall not apply to any assets a security interest in which was not granted to the Credit Agreement Collateral Agent.

SECTION 3.03.           No Interference; Payment Over; Exculpatory Provisions.

(a)                                 Except, in each case, with respect to any Excess Other First Lien Obligations or any Security Document or Lien securing the Excess Other First Lien Obligations, to the extent of such Excess Other First Lien Obligations, each First Lien Secured Party agrees that (i) it will not challenge or question or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b)                                 Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such

9

Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent for such Shared Collateral, to be distributed by such Applicable Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

(c)                                  None of the Applicable Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement

SECTION 3.04.           Automatic Release of Liens.

(a)                                 If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)                                 Each Collateral Agent and each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 3.05.           Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)                                 This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor or any of its subsidiaries.

(b)                                 If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a majority in interest of the Controlling Secured Parties (or such greater amount as is necessary to take action under the applicable Loan Document or Other First Lien Documents), or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations,

10

such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 3.06.           Reinstatement.  In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 3.07.           Insurance.  As between the First Lien Secured Parties, the Applicable Collateral Agent (acting at the direction of the Applicable Authorized Representative), shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 3.08.           Refinancings.  The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 3.09.           Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)                                 The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Applicable Collateral Agent, promptly deliver all Possessory Collateral to the Applicable Collateral Agent together with any necessary endorsements (or otherwise allow the Applicable Collateral Agent to obtain control of such Possessory Collateral).  The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence.

(b)                                 Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)                                  The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

11

SECTION 3.10.           Amendments to First Lien Security Documents.

(a)                                 Without the prior written consent of the Credit Agreement Authorized Representative and Credit Agreement Collateral Agent, each Other First Lien Collateral Agent agrees that no Other First Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Other First Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)                                 Without the prior written consent of each Other First Lien Collateral Agent, the Credit Agreement Authorized Representative and the Credit Agreement Collateral Agent agree that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c)                                  In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Borrower stating that such amendment is permitted by this Section 2.10.

ARTICLE IV

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower.  Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE V

THE APPLICABLE COLLATERAL AGENT

SECTION 5.01.           Authority.

(a)                                 Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)                                 In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, for which the Applicable Collateral Agent is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties.  Without limiting the foregoing,

12

each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation.  Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by Parent or any of its Subsidiaries, as debtor-in-possession.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.           Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                                 if to the Credit Agreement Collateral Agent and Credit Agreement Authorized Representative, to it at:

JPMORGAN CHASE BANK, N.A.
Loan and Agency Services,

10 S. Dearborn Street,

Mail Code IL1-0010, 7th Floor, Chicago, IL 60603,

Attention: La Desiree Williams

Telecopy:  888-292-9533

(b)                                 if to the Initial Other Collateral Agent, to it at:

[address]
Attention:
Telephone:
Telecopier:
Electronic Mail:

(c)                                  if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance

13

with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01.  As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 6.02.           Waivers; Amendment; Joinder Agreements.

(a)                                 No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which materially increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(c)                                  Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Collateral Agent and Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement and upon such execution and delivery, such Collateral Agent and Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Collateral Agent and Authorized Representative is acting shall be subject to the terms hereof and the terms of the Other First Lien Security Documents applicable thereto.

(d)                                 Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Other First Lien Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 6.03.           Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 6.04.           Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 6.05.           Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.06.           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof;

14

and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.07.           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

SECTION 6.08.           Submission to Jurisdiction; Waivers.  Each Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 6.09.           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 6.10.           Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.11.           Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

SECTION 6.12.           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another.  None of the Borrower, any other Grantor or any other creditor thereof shall have any

15

rights or obligations hereunder, except as expressly provided in this Agreement and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V).  Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 6.13.           Integration.  This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Authorized Representative, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 6.14.           Other First Lien Obligations.

To the extent, but only to the extent not prohibited by the provisions of the Credit Agreement and the Other First Lien Documents, the Borrower may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis with the liens securing the Credit Agreement Obligations and the Other First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”).  Any such Additional Senior Class Debt may be secured by a Lien on a ratable basis, in each case under and pursuant to the Other First Lien Documents, if and subject to the condition that the Collateral Agent and Authorized Representative of any such Additional Senior Class Debt (an “Additional Senior Class Debt Collateral Agent” and an “Additional Senior Class Debt Representative,” respectively), acting on behalf of the holders of such Additional Senior Class Debt (such Additional Senior Class Debt Collateral Agent, Additional Senior Class Debt Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph and becomes a party to the ABL/Term Intercreditor Agreement by satisfying conditions set forth therein.

In order for an Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent to become a party to this Agreement,

(a)                                 such Additional Senior Class Debt Representative, such Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Exhibit A (with such changes as may be reasonably approved by each Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and such Additional Senior Class Debt Collateral Agent becomes a Collateral Agent hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(b)                                 the Borrower shall have (x) delivered to each Collateral Agent true and complete copies of each of the Other First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower and (y) identified in a certificate of an authorized officer the obligations to be designated as Other First Lien Obligations and the initial aggregate principal amount or face amount thereof;

(c)                                  all First Lien Security Documents, filings and recordations necessary in the reasonable judgment of the Additional Senior Class Debt Collateral Agent to create and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Additional Senior Class Debt Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Senior Class Debt Collateral Agent); and

16

(d)                                 the Other First-Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Upon the execution and delivery of a Joinder Agreement by an Additional Senior Class Debt Representative and an Additional Collateral Agent in accordance with this Section 5.14, each other Authorized Representative and Collateral Agent shall acknowledge such execution and delivery thereof, subject to the terms of this Section 5.14.

SECTION 6.15.           Agent Capacities.  Except as expressly provided herein, JPMORGAN CHASE BANK, N.A. is acting in the capacity of Credit Agreement Authorized Representative and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties.  Except as expressly provided herein, the Initial Other Authorized Representative and the Initial Other Collateral Agent is acting in the capacity of a collateral agent and authorized representative solely for the Initial Other Secured Parties.

[Remainder of this page intentionally left blank]

17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Credit Agreement Collateral Agent and Credit Agreement Authorized Representative

By:
Name:
Title:

[ ],
as Initial Other Collateral Agent

By:
Name:
Title:

[ ],
as Initial Other Authorized Representative

By:
Name:
Title:

[Signature Page to Pari Passu Lien Intercreditor Agreement]

CONSENT OF GRANTORS

Dated:

Reference is made to the Pari Passu Lien Intercreditor Agreement dated as of the date hereof between JPMORGAN CHASE BANK, N.A., as Credit Agreement Authorized Representative and Credit Agreement Collateral Agent, [                  ], as Initial Other Authorized Representative and [                    ], as Initial Other Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Borrower has read the foregoing Intercreditor Agreement and consents thereto.  The Borrower agrees that it will not, and will cause each of the other Grantors to not, take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement.  The Borrower confirms on behalf of each Grantor that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Borrower and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except as set forth in Section 5.02(b).

Without limitation to the foregoing, the Borrower agrees to take, and to cause each other Grantor to take, such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Applicable Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.  Notices delivered to the Borrower pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

Consent of Grantors - 1

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

THE MEN’S WEARHOUSE, INC.

By:
Name:
Title:

[NAMES OF SUBSIDIARY PARTIES]

By:
Name:
Title:

Consent of Grantors - 2

Exhibit A
to Pari Passu Lien Intercreditor Agreement

[FORM OF] JOINDER NO. [       ] dated as of [              ], 20[   ] (the “Joinder Agreement”) to the PARI PASSU LIEN INTERCREDITOR AGREEMENT dated as of [         ], [  ], (the “Pari Passu Lien Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A., as Credit Agreement Authorized Representative and Credit Agreement Collateral Agent, [                  ], as Initial Other Authorized Representative and [                    ], as Initial Other Collateral Agent, and the additional Authorized Representatives from time to time a party thereto.(66)

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Lien Intercreditor Agreement.

B.                                    As a condition to the ability of the Borrower to incur Other First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Other First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and the Additional Senior Class Debt Collateral Agent is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Lien Intercreditor Agreement.  Section 5.14 of the Pari Passu Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the Pari Passu Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Debt Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.14 of the Pari Passu Lien Intercreditor Agreement.  The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Pari Passu Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, the New Representative and the New Collateral Agent agree as follows:

SECTION 1.                            In accordance with Section 5.14 of the Pari Passu Lien Intercreditor Agreement, the New Representative and the New Collateral Agent by their signatures below become an Authorized Representative and a Collateral Agent, respectively, under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Passu Lien Intercreditor Agreement with the same force and effect as if the New Representative and New Collateral Agent had originally been named therein as an Authorized Representative or a Collateral Agent, respectively, and the New Representative and the New Collateral Agent, on their behalf and on behalf of such Additional Senior Class Debt Parties, hereby agree to all the terms and provisions of the Pari Passu Lien Intercreditor Agreement applicable to them as Authorized Representative and Collateral Agent, respectively, and to the Additional Senior Class Debt Parties that they represent as Other First Lien Secured Parties.  Each reference to a “Authorized Representative” in the Pari Passu Lien Intercreditor Agreement shall be deemed to include the New Representative, and each reference to a “Collateral Agent” in the Pari Passu Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent.  The Pari Passu Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            Each of the New Representative and New Collateral Agent represent and warrant to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the Other First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s and the New Collateral Agent’s entry

(66)                          In the event of the Refinancing of the Credit Agreement Obligations, this Joinder will be revised to reflect joinder by a new Credit Agreement Collateral Agent

Exhibit A-1

into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Lien Intercreditor Agreement as Other First Lien Secured Parties.

SECTION 3.                            This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent.  Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4.                            Except as expressly supplemented hereby, the Pari Passu Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                            THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 6.                            In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Lien Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Lien Intercreditor Agreement.  All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.

SECTION 8.                            The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A-2

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Pari Passu Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Exhibit A-3

Acknowledged by:

JPMORGAN CHASE BANK, N.A.,
as Credit Agreement Authorized Representative and Credit Agreement
Collateral Agent

By:
Name:
Title:

[ ],
as Initial Other Collateral Agent

By:
Name:
Title:

[ ],
as Initial Other Authorized Representative

By:
Name:
Title:

Exhibit A-4